UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Lydall, Inc.

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NOTICE OF ANNUAL MEETING

To: The Owners of Lydall, Inc. Common Stock

You are cordially invited to attend the Annual Meeting of Stockholders.

Location:	Hilton Hartford, Connecticut Salon B, 315 Trumbull Street, Hartford, CT 06103
Date:	Friday, April 27, 2012
Time:	9:00 a.m.

The Annual Meeting of Stockholders will be held for the purposes of:

1.	Electing the eight nominees named in the proxy statement to serve as Directors until the next Annual Meeting of Stockholders to be held in 2013 and until their successors are elected and qualified;
2.	Approving the Lydall 2012 Stock Incentive Plan;
3.	Holding an advisory vote on executive compensation;
4.	Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2012; and
5.	Transacting any other business that may properly come before the Annual Meeting.

All stockholders are invited to attend the Annual Meeting. However, whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote promptly and submit your proxy by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. If you decide to attend the Annual Meeting, you have the right to vote in person even if you have previously submitted your proxy. If you hold your stock in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Sincerely,

Paul G. Igoe
Vice President, General Counsel and Corporate Secretary

Manchester, CT
March 23, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2012.

This Proxy Statement, along with the Lydall, Inc. 2011 Annual Report and Form 10-K, are available free of charge on our website at:
www.lydall.com and by clicking on Investor Relations

PROXY STATEMENT

i

LYDALL 2012 STOCK INCENTIVE PLAN	Appendix A

ii

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement of Lydall, Inc. (“Lydall” or the “Company” or “us” or “our”), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 23, 2012 in connection with the solicitation by the Board of Directors (the “Board”) of Lydall of proxies to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on April 27, 2012, at 9:00 a.m. at the Hilton Hartford, Connecticut Salon B, 315 Trumbull Street, Hartford, CT 06103.

At the Annual Meeting, the stockholders will consider and vote upon the following proposals put forth by the Board:

1.  To elect the eight nominees named in the proxy statement to serve as Directors until the next Annual Meeting of Stockholders to be held in 2013 and until their successors are elected and qualified;

2.  To approve the Lydall 2012 Stock Incentive Plan;

3.  To hold an advisory vote on executive compensation; and

4.  To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2012.

The Board recommends that you vote “FOR” the nominees for election to the Board named in the proxy, “FOR” the approval of the Lydall 2012 Stock Incentive Plan, “FOR” the advisory vote on executive compensation and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

The Board knows of no other matter to be presented at the Annual Meeting and the deadline for stockholders to submit proposals or nominations has passed. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted in accordance with the judgment of those officers named as proxies and in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the Annual Meeting, please submit your proxy or voting instructions as described in “Options for Voting”. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

Options for Voting

If you hold shares in your own name, you may vote as follows:

1.  Telephone.  To vote by telephone, please follow the instructions on the enclosed proxy card. If you vote by telephone, it is not necessary to mail your proxy card.

2.  Internet.  To vote on the Internet, please follow the instructions on the enclosed proxy card. If you vote by Internet, it is not necessary to mail your proxy card.

3.  Mail.  To vote by mail, please complete, sign and mail the proxy card in the enclosed prepaid envelope.

4.  In Person.  If you wish to vote in person, written ballots will be available at the Annual Meeting.

We would appreciate your vote as soon as possible for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall’s Corporate Secretary before the Annual Meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by: (a) notifying Lydall’s Corporate Secretary in writing; (b) delivering a proxy with a later date; or (c) attending the Annual Meeting and voting in person.

Unless you indicate otherwise, shares represented by proxies properly voted by telephone, over the Internet or signed and returned to the Company will be voted “FOR” the nominees for election to the Board named in the proxy, “FOR” the approval of the Lydall 2012 Stock Incentive Plan, “FOR” the advisory vote on executive compensation and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

If you hold your shares in “street name” (i.e., in a brokerage account), you should follow the voting instructions provided by your bank, broker or other nominee, including any instructions provided regarding your ability to vote by telephone or through the Internet. Please note that, if you hold your shares in street name, in order to vote in person at the Annual Meeting, you must request a proxy from your broker.

Voting Mechanics

A majority in interest of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting.

Under New York Stock Exchange (“NYSE”) rules, your broker may vote shares held in street name on certain “routine” matters. NYSE rules consider the ratification of the appointment of the Company’s independent auditors (Proposal 4) to be a routine matter. As a result, your broker is permitted to vote your shares on this matter at its discretion without instruction from you. When a proposal is not a routine matter, such as the election of Directors (Proposal 1), the approval of the Lydall 2012 Stock Incentive Plan (Proposal 2), and the advisory vote on executive compensation, also known as a “Say-on-Pay” proposal (Proposal 3), and you have not provided voting instructions to your broker with respect to one of these proposals, your broker cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.”

With respect to Proposal 1, the election of Directors, a stockholder may cast a vote for all nominees, withhold authority to vote for all nominees or withhold authority to vote for any individual nominee. Under the Company’s Bylaws, Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Neither votes that are withheld nor broker non-votes will affect the outcome of the election of directors. However, as discussed below in “Majority Voting Policy for Election of Directors”, Company policy requires an incumbent Director to tender his or her resignation if the Director does not receive a majority of the votes cast in an uncontested election.

With respect to Proposals 2, 3 and 4, a stockholder may cast a vote for or against the proposal or abstain from voting.

With respect to Proposal 2, the approval of the Lydall 2012 Stock Incentive Plan, under NYSE rules, approval requires that (1) a majority of Lydall’s Common Stock, par value $.10 per share (“Common Stock”), issued, outstanding and entitled to vote at the Annual Meeting must actually vote on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast). Accordingly, abstentions will have the same effect as a vote against Proposal 2, and the failure to give your broker instructions for how to vote could, depending on the number of votes cast, result in Proposal 2 not being adopted.

With respect to Proposal 3, the Say-on-Pay proposal, and Proposal 4, the ratification of the appointment of the Company’s independent auditors, under the Company’s Bylaws, the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote and voting on the matter will constitute the stockholders’ approval. Under the Company’s Bylaws, abstentions and broker non-votes are not considered to have been voted on such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated. The Say-on-Pay proposal is an advisory vote and the result will not be binding on the Board or the Company.

Majority Voting Policy for Election of Directors

Our Board has adopted a majority voting policy with respect to the election of Directors, which is set forth in the Corporate Governance Guidelines of the Company. The majority voting policy applies only to uncontested elections for Directors (i.e., elections in which the number of nominees does not exceed the number of Directors to be elected) and requires an incumbent Director nominee to tender his or her resignation if he or she does not receive the favorable vote of at least a majority of the votes cast at any meeting for the election of Directors at which a quorum is present. Under the Company’s majority voting policy, a majority of votes cast means that the number of shares voted “for” a Director’s election exceeds 50% of the number of the votes cast with respect to that Director’s election. Votes cast include votes to withhold authority and exclude abstentions and broker non-votes with respect to that Director’s election.

The Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that they consider appropriate and relevant and may act in their sole and absolute discretion. The Director who has tendered his or her resignation in accordance with this policy may not participate in the consideration of such tendered resignation by either the Corporate Governance Committee or the Board.

If an incumbent Director’s resignation is not accepted by the Board, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy or otherwise take action pursuant to the applicable provisions of the Company’s Bylaws and the Company’s Restated Certificate of Incorporation, in effect at such time.

Cost of Solicitation

All costs of solicitation of proxies will be borne by the Company. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy materials. In addition to solicitations of proxies by mail, the Company’s Directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and in person.

Eligibility to Vote

Only holders of record of Lydall’s Common Stock at the close of business on March 1, 2012 (the “Record Date”) are entitled to vote at this Annual Meeting and any adjournment thereof. As of the Record Date, there were 17,130,528 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

Obtaining Copies

Our Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 2011 (“2011 Annual Report”), has been mailed to the stockholders with this proxy statement. This proxy statement, the 2011 Annual Report, a letter to the stockholders and the accompanying proxy card were first mailed to stockholders on or about March 23, 2012. Additionally, copies of the Company’s 2011 Annual Report may be printed from www.lydall.com or will be provided without charge, upon request. Requests may be directed to the Company at Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of the Company’s Directors expires at the 2012 Annual Meeting and when their successors are duly elected and qualified. The Corporate Governance Committee of the Board has nominated Dale G. Barnhart, Kathleen Burdett, W. Leslie Duffy, Matthew T. Farrell, Marc T. Giles, William D. Gurley, Suzanne Hammett, and S. Carl Soderstrom, Jr. for election as Directors of the Company until the 2013 Annual Meeting and until their successors are duly elected and qualified. Each nominee is currently serving as a Director of the Company, and each nominee has consented to serve if re-elected. If any nominee becomes unavailable to serve as a Director before the Annual Meeting, the Corporate Governance Committee may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Corporate Governance Committee.

The Corporate Governance Committee has determined that all nominees (other than Dale G. Barnhart, the Company’s President and Chief Executive Officer) are “independent” within the meaning of the NYSE rules. There are no family relationships between any Director, nominee for Director or executive officer of the Company. The Corporate Governance Guidelines of the Company specify that at least a majority of the members of the Board, as well as all of the members of the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee, shall be “independent” within the meaning of the NYSE rules.

Under the Restated Certificate of Incorporation of the Company, the Board is empowered to establish the number of Directorships between three and fifteen. The Board has currently fixed the number of Directorships at eight.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote for the Director nominees designated by the Corporate Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL PERSONS
NOMINATED BY THE CORPORATE GOVERNANCE COMMITTEE AS DIRECTORS OF THE COMPANY.

Biographical Information

Set forth below is biographical information pertaining to each nominee for election as a Director of the Company, including his or her principal occupation and business experience for at least the past five years and the names of other public companies for which each nominee serves as a Director or has served as a Director during the past five years. Please refer to “Qualifications of Nominees” below for a further discussion of the specific experience, qualifications, attributes and skills of each nominee that led our Corporate Governance Committee to conclude that he or she should continue to serve as one of our Directors.

Dale G. Barnhart, 59, has served as a Director since October 2007 and as our President and Chief Executive Officer since August 2007. Mr. Barnhart was the Chief Executive Officer of Synventive Molding Solutions, a manufacturer of hot runner systems, machine nozzles, temperature controllers and sprue bushings for the injection molding industry, from 2005 to 2007. Prior to that, Mr. Barnhart was a consultant working with two private equity groups and was President of Invensys Climate Control, a provider of products and services to the heating, ventilating and air conditioning and commercial refrigeration markets.

Kathleen Burdett, 56, has served as a Director since June 2003, as Chair of our Audit Review Committee since April 2004 and as a member of our Corporate Governance Committee since April 2008. Ms. Burdett served as Vice President and Chief Financial Officer of Dexter Corporation, or Dexter, a developer and manufacturer of nonwoven products primarily used in the food packaging, medical, and hygiene markets, specialty polymers primarily used in the aerospace and electronics markets and precise, reproducible biological, and biochemical products used for applications in the life sciences industry, from 1994 until Dexter’s merger with Invitrogen Corporation, or Invitrogen, in 2000. From 2000 until her retirement in 2002, Ms. Burdett served as a consultant to Invitrogen. Prior to that, Ms. Burdett served as the Controller and Principal Accounting Officer of Dexter and as a member of the Board of Directors of Life Technologies, Inc., or Life Technologies, a majority owned subsidiary of Dexter, and as Chair of the Audit Committee and as a member of the Executive Committee and the Compensation Committee of Life Technologies.

W. Leslie Duffy, Esq., 72, has served as a Director since May 1992, as Chair of our Board since August 2005 and as a member of our Corporate Governance Committee since May 2003. Mr. Duffy currently is Senior Counsel in the law firm of Cahill Gordon & Reindel LLP, or Cahill Gordon, and has been with Cahill Gordon since 1965.

Matthew T. Farrell, 55, has served as a Director since August 2003 and as a member of our Audit Review Committee since August 2003 and our Compensation Committee since August 2004. Mr. Farrell currently is the Executive Vice President Finance and Chief Financial Officer of Church & Dwight Co., Inc., which manufactures and markets a wide range of products under the ARM & HAMMER® brand name. He has held that position since 2006. Prior to that, Mr. Farrell served as Executive Vice President and Chief Financial Officer of Alpharma, Inc., a specialty pharmaceutical company. In addition, Mr. Farrell previously served as Director, Corporate Audit, and Chief Financial Officer of the Specialty Chemicals business for AlliedSignal and as Vice President, Investor Relations and Communications, and a member of the enterprise leadership team at Ingersoll-Rand PLC. Mr. Farrell began his career with KPMG Peat Marwick LLP, where he was an audit partner from 1989 until 1994.

Marc T. Giles, 56, has served as a Director since April 2008 and as a member of each of our Compensation Committee and our Corporate Governance Committee since April 2008. Mr. Giles is an Executive Board Member of Gerber Scientific, Inc., or Gerber Scientific, a manufacturer that provides software, computerized manufacturing systems, supplies and services to a wide variety of industries. He was the President and Chief Executive Officer of Gerber Scientific from 2001 until February 2012. Mr. Giles continues to provide transitional executive services to Gerber Scientific, which was acquired by a private equity firm in August 2011. Mr. Giles previously served as Senior Vice President and President of Gerber Technology, Inc., or Gerber Technology, a subsidiary of Gerber Scientific. Prior to joining Gerber Technology, Mr. Giles served in several senior positions in business unit management, strategy development, mergers and acquisitions and sales and marketing management with FMC Corp., a manufacturer of machinery and chemicals.

William D. Gurley, 63, has served as a Director since April 2006 and as Chair of our Compensation Committee since April 2008 and as a member of our Corporate Governance Committee since April 2006. From 2005 to 2011, Mr. Gurley served as a member of the New England Advisory Council of the Federal Reserve Bank of Boston. From 1995 until his retirement in 2006, Mr. Gurley served as President and Chief Executive Officer of Stanadyne Corporation, or Stanadyne, an engine components and fuel systems manufacturer for industries including automotive and filtration. Prior to that, Mr. Gurley held various senior executive positions at Stanadyne, including Executive Vice President of Marketing, Engineering and Operations. Mr. Gurley served as a Director on Stanadyne’s Board of Directors from 1989 to 2006. Prior to joining Stanadyne, Mr. Gurley worked in the Automotive Products Division of Garrett Corporation and the Packard Electric Division of General Motors Corporation.

Suzanne Hammett, 56, has served as a Director since January 2000 and as a member of the Audit Review Committee since May 2003 and the Compensation Committee since April 2004. Ms. Hammett currently is the Executive Vice President and Chief Risk Officer for Capital One, N.A., a diversified bank that offers financial products and services to consumers, small businesses and commercial clients. She has held that position since 2007. Prior to joining Capital One, N.A., Ms. Hammett served as the Executive Vice President, Chief Risk Officer for the Radian Group Inc., a credit enhancement company, from 2005 to 2007. Ms. Hammett began her career with J.P. Morgan Chase & Co., where she was an Executive Vice President and held numerous senior positions, including Head of Credit Risk Policy.

S. Carl Soderstrom, Jr., 58, has served as a Director since June 2003 and as Chair of the Corporate Governance Committee since August 2004 and as a member of the Audit Review Committee since June 2003. Mr. Soderstrom currently is a member of the Board of Directors of FreightCar America, Inc., or FreightCar America, and serves as Chair of the Audit Committee and as a member of their Nominating and Corporate Governance Committee and Strategy and Growth Committee. In addition, Mr. Soderstrom currently is a member of the Board of Directors of Westar Energy, Inc., or Westar Energy, and serves as a member of their Nominating and Governance Committee and Finance Committee. From 1986 until his retirement in 2004, Mr. Soderstrom held various senior positions at ArvinMeritor, Inc., or ArvinMeritor, a global supplier of a broad range of integrated systems, modules and components serving light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, including Senior Vice President and Chief Financial Officer. Prior to joining ArvinMeritor, Mr. Soderstrom held positions with General Electric Company and the ALCO Controls Division of Emerson Electric Co.

Nomination Process

The Corporate Governance Committee is charged with the responsibility of identifying individuals who are qualified to be Directors, consistent with criteria approved by the Board, and selecting the Director nominees for each Annual Meeting. In fulfilling its responsibility, the Corporate Governance Committee evaluates the skills and expertise needed by the Board and the skills and expertise that are possessed by current Board members. The Corporate Governance Committee seeks persons of the highest ethical standing and proven integrity, and with demonstrated ability and sound judgment, to serve as members of the Board.

When considering candidates for Director, the Corporate Governance Committee takes into account a number of factors, including the following criteria approved by the Board: (i) whether the candidate is independent under the NYSE rules, the rules and regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the independence standards adopted by the Board; (ii) whether the candidate has skills and expertise needed by the Board; (iii) whether the candidate has demonstrated ability and judgment; (iv) whether the candidate has prior experience as a corporate Director; (v) whether the candidate has prior public company experience; (vi) whether the candidate has prior experience in manufacturing companies; and (vii) the extent to which the candidate has other time commitments and obligations that might interfere with his or her duties and responsibilities as a Director. All members of the Audit Review Committee must meet the additional standards for independence applicable to members of an audit committee under Section 10A(m) of the Exchange Act and the NYSE rules and must satisfy the financial literacy requirements of the NYSE rules. At least one member of the Audit Review Committee must be an “audit committee financial expert,” as defined under rules promulgated by the SEC. Not all Directors need to fulfill all criteria; rather, the Corporate Governance Committee seeks candidates whose skills balance or complement the skills of other Board members. No Director may sit on more than four boards of publicly-traded companies in addition to the board of the company by which he or she is employed.

The Corporate Governance Committee has not adopted a written policy with regard to the consideration of diversity when evaluating candidates for Director. However, in practice, the Committee considers diversity of viewpoint, professional experience, education and skill in assessing candidates for the Board to ensure breadth of experience, knowledge and abilities within the Board. The Committee does not assign specific weights to particular criteria that the Committee reviews and no particular criterion is a prerequisite for the consideration of any prospective nominee.

When seeking candidates for Director, the Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. In some cases, the Corporate Governance Committee has employed a search firm to identify appropriate candidates and perform screening interviews and reference checks for candidates who are then interviewed by the Corporate Governance Committee and presented to the Board if appropriate.

Unless otherwise requested by the Corporate Governance Committee, a Director shall offer not to stand for reelection at any Annual Meeting that follows his or her seventieth birthday. In addition, a Director shall tender his or her resignation following any change in the Director’s employment status or principal position, or any other significant change in their personal circumstances. The Board may ask the Director not to resign, or may defer acceptance of the resignation. Mr. Duffy celebrated his seventy-second birthday on December 31, 2011, and, in accordance with the applicable provisions of the Company’s Corporate Governance Guidelines, he offered not to stand for re-election at the 2012 Annual Meeting. After considering Mr. Duffy’s many contributions to the Board and his specialized experience in an area of critical importance to the Company, the Corporate Governance Committee recommended to the full Board that Mr. Duffy be asked to continue to serve as a Director and Mr. Duffy agreed. The Board approved the recommendation of the Corporate Governance Committee.

Qualifications of Nominees

The Corporate Governance Committee believes the Company is well-served by its current Directors, and all such persons are willing to continue to serve as Directors. Accordingly, the Corporate Governance Committee has nominated all incumbent Directors for re-election at the Annual Meeting.

In connection with its consideration of Director nominations for the Annual Meeting, the Corporate Governance Committee considered the factors described above under “Nomination Process.” The Corporate Governance Committee has determined that each of the nominees for re-election, other than Mr. Barnhart, is “independent” as defined by the NYSE rules and that each of the nominees for re-election, including Mr. Barnhart, are free from the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of the Company’s stockholders as a whole. In addition, the Corporate Governance Committee has determined that each member of our Audit Review Committee is “financially literate” within the meaning of the NYSE rules and is an “audit committee financial expert” as defined under rules promulgated by the SEC. Each nominee also brings a unique background and set of skills to our Board, giving the Board as a whole competence and experience in a wide variety of areas, including executive management, manufacturing, marketing, finance, legal, private equity, corporate governance and other board service. Set forth below is each nominee’s specific experience, qualifications, attributes and skills that led the Corporate Governance Committee to conclude that he or she should serve as one of our Directors.

Mr. Barnhart is the President and Chief Executive Officer of the Company. As such, he brings an in-depth understanding of the Company’s business, including its employees, products and markets, to our Board. In addition, Mr. Barnhart’s provides valuable insight through his prior executive management experience with other manufacturing businesses that are comparable to Lydall, including setting an overall strategic direction for company growth and implementing plans to effectively execute growth strategies including in international markets. Mr. Barnhart is also experienced in Lean Six Sigma, the business management strategy utilized by the Company to improve efficiency, reduce costs and meet customer expectations.

Ms. Burdett is the former Vice President and Chief Financial Officer of a publicly held manufacturing company that developed and manufactured products for the life sciences industry and manufactured and sold non-woven fiber products. Our Charter Medical business markets and sells products in the life sciences industry and our Performance Materials business manufactures and sells non-woven fiber products. In addition to her relevant industry experience, Ms. Burdett has prior experience serving as a Director of another publicly held company where she chaired its Audit Committee and served as a member of its Executive and Compensation Committees.

Mr. Duffy is Senior Counsel to an international law firm, where he specializes in transactional and corporate governance matters. He has approximately forty-seven years of experience advising numerous business entities operating in a variety of industry sectors, including oil and gas, pharmaceuticals, healthcare, automotives, professional services, industrial manufacturing, telecommunications, consumer products, and food services, and on a variety of situations. He also is knowledgeable about the Company and its operations, having served on our Board since 1992.

Mr. Farrell is the Executive Vice President and Chief Financial Officer of a publicly held manufacturing business that markets a wide range of personal care, household and specialty products. He has prior experience serving as an audit partner of KPMG Peat Marwick LLP and as a member of the executive management team of another publicly held company that manufactured and sold products in the life sciences industry. In addition to his relevant industry experience and knowledge, Mr. Farrell has relevant professional expertise from senior management positions he has held in investor relations and communications as well as his current role as Chief Financial Officer of a public company.

Mr. Giles is an Executive Board Member and the former President and Chief Executive Officer of a manufacturing business that is comparable in size to the Company and provides software, computerized manufacturing systems, supplies and services to a wide variety of industries. Until August 2011, this manufacturing business was publically traded on the NYSE. In addition, Mr. Giles has prior experience in general management and strategy development, mergers and acquisitions, sales and marketing, and business development.

Mr. Gurley is the former President and Chief Executive Officer of a manufacturer of engine components and fuel systems. He is knowledgeable about the automotive industry in which the Company operates, having prior work experience for the executive management teams of other businesses serving the industry. He also is knowledgeable about marketing, engineering, operations and strategic planning of highly engineered products in both publicly owned and privately held companies in the United States, Europe, Asia and South America.

Ms. Hammett is the Executive Vice President and Chief Risk Officer of one of the largest banking institutions in the United States, and she has prior experience working for a number of other financial institutions and investment banks. She is knowledgeable about commercial finance, business analysis and credit risk management, all of which are important to the Company’s business.

Mr. Soderstrom is the former Senior Vice President and Chief Financial Officer of a tier one global supplier to the automotive industry. He has also held senior management positions in engineering, quality management and procurement. He currently is a Director of two other publicly held corporations, serving FreightCar America as the Chair of its Audit Committee and as a member of its Strategic Growth and Nominating and Corporate Governance Committees and Westar Energy as a member of its Nominating and Governance Committee and its Finance Committee.

Nominations by Stockholders

The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director, provided such proposals meet the requirements set forth in the Company’s Bylaws. All such proposals will be evaluated in accordance with the criteria described above. The Corporate Governance Committee also will consider and evaluate the additional information required to be submitted by the stockholder submitting the proposal. For a description of the procedures a stockholder must follow to nominate a person for election to the Board, please see “Stockholder Proposals and Director Nominations” below.

PROPOSAL 2 — APPROVAL OF LYDALL 2012 STOCK INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, the Lydall, Inc. 2012 Stock Incentive Plan (the “2012 Stock Plan”).

The 2012 Stock Plan is intended to replace the Amended and Restated Lydall 2003 Stock Incentive Compensation Plan (the “2003 Stock Plan”), which expires by its terms on October 24, 2012. As of March 1, 2012, awards with respect to 1,237,913 shares of Common Stock were outstanding under the Company’s existing stock plans and an additional 443,248 shares were reserved for future grants of awards under the 2003 Stock Plan. After adoption of the 2012 Stock Plan, no additional awards will be granted under the 2003 Stock Plan, but then outstanding awards will remain in effect.

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes adoption of the 2012 Stock Plan is in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2012 STOCK PLAN AND THE RESERVATION OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

Description of the 2012 Stock Plan

The following is a brief summary of the 2012 Stock Plan, a copy of which is attached as Appendix A to this Proxy Statement. For purposes of this summary, as appropriate in the relevant context, “Company” may refer to one or more of Lydall, any of Lydall’s present or future parent or subsidiary corporations, or any other business venture in which Lydall has a controlling interest, as indicated in the 2012 Stock Plan.

Number of Shares Available for Awards

Up to 1,750,000 shares of Common Stock may be issued pursuant to awards granted under the 2012 Stock Plan. In addition, up to 1,237,913 shares of Common Stock subject to outstanding awards granted under the Lydall, Inc. 1992 Stock Incentive Plan and the 2003 Stock Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right may be issued pursuant to awards granted under the 2012 Stock Plan. The number of shares available for awards under the 2012 Stock Plan is subject to adjustment in the event of stock splits and other similar events.

If any award under the 2012 Stock Plan expires, terminates or is otherwise surrendered, cancelled, forfeited or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right, the unused shares of Common Stock covered by such award will again be available for grant under the 2012 Stock Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”). Shares of Common Stock delivered to the Company by a participant to purchase shares of Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for grant under the 2012 Stock Plan. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an award will not increase the number of shares available for grant under the 2012 Stock Plan.

Fungible Share Pool

The 2012 Stock Plan provides a fungible share pool for counting Awards (as defined below) against the authorized number of shares available for Awards under the 2012 Stock Plan and the 15% limit on Awards to non-employee directors. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted with a per share purchase price of less than 100% of the fair market value of the Common Stock on the date of grant will be counted as 1.32 shares for each one share of Common Stock subject to the Award. Other Awards granted under the 2012 Stock Plan will be counted as one share for each share of Common Stock subject to the Award. If a share that was subject to an Award that counts as 1.32 shares is returned to the 2012 Stock Plan, the authorized number of shares available for Awards under the 2012 Stock Plan and the 15% limit on Awards to non-employee directors will each be credited with 1.32 shares. If a share that was subject to an Award that counts as one share is returned to the 2012 Stock Plan, the authorized number of shares available for Awards under the 2012 Stock Plan and the 15% limit on Awards to non-employee directors will each be credited with one share.

Types of Awards

The 2012 Stock Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Nonqualified Stock Options.  Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of the Common Stock on the date of grant (or, if the Board approves the grant of an option with an effective date that is a specified future date, the fair market value of the Common Stock on such future effective date). Options may not be granted for a term in excess of ten years. The 2012 Stock Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, delivery to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a notice of “net exercise”, (iv) other lawful consideration as determined by the Board, or (v) any combination of these forms of payment.

Restricted Stock.  An Award of Restricted Stock entitles the recipient to acquire or receive shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that the conditions specified in the applicable Award are not satisfied. Dividends paid by the Company with respect to shares of Common Stock underlying an Award of Restricted Stock will only be paid to the recipient if and when the shares underlying the Award become free from the restrictions on transferability and forfeitability provisions that apply to such shares.

Restricted Stock Units.  Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be issued at the time the Award vests (or at a later date) as set forth in the Award agreement. Restricted Stock Unit Awards may, but are not required to, provide the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”), which amount will be subject to the same restrictions on transfer and forfeitability provisions as the underlying Restricted Stock Unit Award. Dividend Equivalents may be paid currently or credited to an account, may be settled in cash and/or shares of Common Stock, and may be subject to additional terms and conditions specified in the Award agreement. No interest will be paid on Dividend Equivalents.

Other Stock-Based Awards.  Under the 2012 Stock Plan, the Board may grant other Awards (“Other Stock-Based Awards”) that are valued by reference to or based on shares of Common Stock. Other Stock-Based Awards will have such terms and conditions as the Board may determine and will be paid in shares of Common Stock. Other Stock-Based Awards may be used as a form of payment in the settlement of other Awards granted under the 2012 Stock Plan or as payment in lieu of other compensation to which a recipient is otherwise entitled.

Section 162(m) Awards.  The Compensation Committee (or another committee or subcommittee of the Board if not all members of the Compensation Committee are “outside directors” as defined under Section 162(m)) may determine, at the time of grant, that an Award of Restricted Stock or Restricted Stock Units or an Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following objective performance measures: net income, operating income, earnings per share, operating cash flow, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, increases in operating margins, reductions in operating expenses, sales, sales growth, earnings on sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, return on assets, return on equity, return on investment, return on invested capital, economic value added, improvement of financial ratings, cost reductions and savings, increase in surplus, productivity improvements, achievement of balance sheet or income statement objectives, customer satisfaction, total stockholder return, gross profit, revenue growth, inventory management, working capital, quality, safety, business development, growth and profitability, manufacturing objectives, market share, negotiating transactions, developing long-term business goals, completion of strategic acquisitions/dispositions, receipt of regulatory approvals, or cash position. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may reflect performance on a per-share basis or a relative comparison to the performance of a peer group. These goals may reflect consolidated Company performance, business unit performance or performance of one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. To the extent permitted by Section 162(m), such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance goals (i) may vary by participant and may be different for different Awards, (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee, and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The Compensation Committee may adjust downwards, but not upwards, the number of shares payable pursuant to a Section 162(m) Award and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of the Company.

Minimum Vesting Requirements

Awards are subject to minimum vesting requirements under the 2012 Stock Plan, subject to certain exceptions. Options that vest solely based on the passage of time may not vest prior to the first anniversary of the date of grant (or, in the case of options granted to non-employee directors, the date of the first annual meeting held after the date of grant, if earlier), unless the option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant (or, in the case of options granted to non-employee directors, cash director fees otherwise earned by or payable to the non-employee director). Restricted Stock, Restricted Stock Units and Other Stock-Based Awards that vest solely based on the passage of time may not vest in less than pro rata installments over three years from the date of grant (or, in the case of Awards to non-employee directors, through the third annual meeting held after the date of grant, if earlier). Restricted Stock, Restricted Stock Units and Other Stock-Based Awards that do not vest solely based on the passage of time may not vest prior to the first anniversary of the date of grant (or, in the case of Awards granted to non-employee directors, the first annual meeting held after the date of grant, if earlier).

The Board may accelerate the minimum vesting of an Award in the event of the death or disability of the participant, termination of the participant’s employment with the Company under specified circumstances, and certain corporate events, including a change in control. The minimum vesting requirements do not apply to Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted, in the aggregate, for up to 10% of the authorized number of shares available for grant under the 2012 Stock Plan or to Awards granted to non-employee directors in lieu of cash director fees otherwise earned by or payable to the non-employee director.

Transferability of Awards

Except as the Board may otherwise permit with respect to certain gratuitous transfers in accordance with limitations specified in the 2012 Stock Plan, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Lydall, its parent and subsidiary corporations and other business ventures in which Lydall has a controlling interest are eligible to be granted Awards under the 2012 Stock Plan. However, in accordance with present law, incentive stock options may only be granted to employees of the Company.

The 2012 Stock Plan contains annual per-participant limits for Awards. The maximum number of shares with respect to which options may be granted to any participant under the 2012 Stock Plan is 500,000 shares per calendar year. The maximum number of shares with respect to which Section 162(m) awards may be granted to any participant under the 2012 Stock Plan is 500,000 shares per calendar year. The maximum number of shares with respect to which any other Awards may be granted to any participant under the 2012 Stock Plan is 500,000 shares per calendar year. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant is 15% of the maximum number of shares authorized for Awards under the 2012 Stock Plan.

Plan Benefits

As of March 1, 2012, approximately 1,470 persons would have been eligible to receive Awards under the 2012 Stock Plan, including the Company’s five executive officers and seven non-employee directors. The granting of Awards under the 2012 Stock Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On March 1, 2012, the last reported sale price of the Common Stock on the NYSE was $9.17.

Burn Rate

Burn rate is generally calculated as (a) all stock options and non-performance share awards granted in a fiscal year plus (b) actual performance shares earned in a fiscal year, divided by (c) the number of basic weighted-average common shares outstanding at the end of that fiscal year. As shown in the following table, the Company’s three-year average annual burn rate for 2009 through 2011 is 1.98%, which is below the Institutional Shareholder Services (“ISS”) burn rate threshold of 2.93% applied to our industry. For purposes of this calculation, in accordance with ISS’s methodology, full value awards (i.e. service-based restricted stock awards, performance-based restricted stock awards, and stock retainer awards to non-employee Directors) were multiplied by a factor of 1.5.

The following table sets forth information regarding awards granted and earned, the burn rate for each of the last three fiscal years and the average burn rate over the last three years.

	FY 2009	FY 2010	FY 2011	3-Year Average
Stock options granted	173,000	201,000	177,500	183,833
Service-based restricted stock granted	10,000	0	0	3,333
Stock retainer awards granted to non-employee Directors	61,250	32,158	23,821	39,076
Actual performance-based restricted stock and performance shares earned	0	0	166,020	55,340
Basic weighted average common shares outstanding at fiscal year end	16,567,000	16,672,000	16,753,000	16,664,000
Burn Rate	1.69%	1.49%	2.76%	1.98%

Administration

The 2012 Stock Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2012 Stock Plan and to construe and interpret the provisions of the 2012 Stock Plan and any Award agreements entered into under the Plan. Pursuant to the terms of the 2012 Stock Plan, the Board may delegate authority under the 2012 Stock Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2012 Stock Plan, including the granting of options to executive officers. For purposes of this summary, where appropriate in the relevant context, the term “Board” may include the Compensation Committee or any other committee to whom the Board delegates authority, as indicated in the 2012 Stock Plan.

Subject to any applicable limitations contained in the 2012 Stock Plan, the Board selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any Award of Restricted Stock or Restricted Stock Units or any Other Stock-Based Awards and the terms and conditions of such Awards, including conditions for vesting, repurchase, and issue price, if any.

The Board will determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s representative) may exercise rights or receive benefits under an Award.

Subject to the terms of the 2012 Stock Plan (including those described above under the heading “Minimum Vesting Requirements”), the Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

The Board has full authority to grant Awards that are subject to the Company’s compensation recoupment or clawback policies and procedures. This generally includes the authority to provide in Awards that:

•	if the Board determines in good faith that a participant has engaged in fraudulent conduct relating to the Company, then such participant’s outstanding Awards will be forfeited and, with respect to the year in which such fraudulent conduct occurred, the participant will be required to reimburse the Company for the economic value that was realized by such participant that was based on or resulted from such fraudulent conduct; and
•	any Award shall be subject to recoupment as required by the applicable provisions of any law (including the clawback provisions added by the Dodd-Frank Act), government regulation or stock exchange listing requirement (and any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Changes in Capitalization, Reorganization Events and Change in Control Events

The Company is required to make appropriate adjustments in connection with the 2012 Stock Plan and any outstanding Awards, as determined by the Board, to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or any dividends or distributions to holders of Common Stock other than an ordinary cash dividend.

The 2012 Stock Plan also contains provisions addressing the consequences of a Reorganization Event, which is defined, in summary, as (i) any merger or consolidation as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all or substantially all of the outstanding Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (iii) any dissolution or complete liquidation of the Company, or (iv) a Change in Control Event (as defined below). In connection with a Reorganization Event, the Board will take one or more of the following actions as to outstanding Awards (other than Restricted Stock), subject in the case of Restricted Stock Unit Awards to Section 409A of the Code: (i) provide that Awards shall be continued by the Company (if the Company is a surviving company), (ii) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (iii) provide that unvested Awards will terminate immediately prior to the consummation of such Reorganization Event, (iv) upon written notice, provide that all unexercised options will terminate immediately prior to the consummation of such Reorganization Event following an opportunity for the participant to exercise such unexercised options (including if expressly approved by the Board, those not otherwise exercisable or vested) within a specified period following the date of such notice, (v) provide that outstanding Awards will become exercisable, realizable or issuable, or restrictions applicable to an Award will lapse prior to or upon such Reorganization Event, (vi) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the number of shares of Common Stock subject to the Award multiplied by (B) the excess, if any, of the Acquisition Price over the exercise or purchase price of such Award, less any applicable tax withholdings, in exchange for the termination of such Awards, (vii) provide that, in connection with a dissolution or complete liquidation of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings) or (viii) any combination of the foregoing.

In connection with a Reorganization Event other than a dissolution or complete liquidation of the Company, the repurchase and other rights of the Company with respect to outstanding Awards of Restricted Stock will inure to the benefit of the Company (if the Company is a surviving company) or the Company’s successor and, unless the Board determines otherwise, will apply to the cash, securities or other property which shares of Common Stock were converted into or exchanged for in connection with the Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock. The Board has discretion to provide for termination or deemed satisfaction of such repurchase or other rights in the Award agreement or any other agreement between the participant and the Company, either initially or by amendment. In connection with a dissolution or complete liquidation of the Company, except to the extent otherwise provided in the Award agreement or other agreement between the participant and the Company, all restrictions and conditions on all Awards of Restricted Stock then outstanding will automatically be deemed terminated or satisfied. The Board may provide that unvested Awards of Restricted Stock will be forfeited or repurchased, as applicable, immediately prior to the consummation of a Reorganization Event.

The 2012 Stock Plan also contains provisions addressing the effect on Awards of a Change in Control Event, which is defined, in summary, as any of the following events: (i) a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the SEC pursuant to the Exchange Act and that report discloses that any person or persons acting together which would constitute a group (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding voting stock of the Company; (ii) any person or persons acting together which would constitute a group, other than the Company or any employee benefit plan sponsored by the Company, shall purchase securities pursuant to a tender offer or exchange offer to acquire any voting stock of the Company (or any securities convertible into voting stock of the Company) and, immediately after consummation of that purchase, that person is the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting stock of the Company; (iii) the consummation of: (A) a merger, consolidation or reorganization of the Company with or into any other person if, as a result of such merger, consolidation or reorganization, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such merger, consolidation or reorganization is held in the aggregate by the holders of voting stock of the Company immediately prior to such merger, consolidation or reorganization, (B) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any other person if, as a result of such sale, lease, exchange or other transfer, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such sale, lease, exchange or transfer is held in the aggregate by the holders of voting stock of the Company immediately prior to such sale, lease, exchange or other transfer, or (C) a transaction immediately after the consummation of which any person would be the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting stock of the Company; (iv) the dissolution or complete liquidation of the Company; or (v) during any period of twelve consecutive months, the individuals who at the beginning of that period constituted the Board shall cease for any reason to constitute a majority of the Board, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

In connection with a Change in Control Event, except as otherwise provided in an Award agreement or any other agreement between the participant and the Company, if on or prior to the 18-month anniversary of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for “good reason” by the participant or without cause by the Company or the acquiring or succeeding corporation, each option held by the participant will be immediately exercisable in full and each Award of Restricted Stock or Restricted Stock Units held by the participant will immediately become free of all conditions or restrictions. Under the 2012 Stock Plan, “good reason” means, in summary, without the participant’s consent: (i) a significant reduction in the scope of the participant’s authority, functions, duties or responsibilities from and after the Change in Control Event (except a change in scope solely as a result of the Company no longer being public or becoming a subsidiary of another corporation); (ii) any material reduction in the participant’s base compensation from and after the Change in Control Event, other than an across-the-board reduction affecting substantially all employees of the Company on substantially the same proportional basis; or (iii) the relocation of the participant’s office location to a location more than 50 miles away from the participant’s then current principal place of employment prior to the Change in Control Event, unless, with respect to participants not assigned to the Company’s corporate headquarters, such relocation is within 50 miles of the Company’s corporate headquarters. Under the 2012 Stock Plan, “cause” means, in summary: (i) an act or acts of dishonesty or fraud by a participant relating to the performance of his or her services to the Company; (ii) a breach by a participant of his or her duties or responsibilities resulting in significant demonstrable injury to the Company; (iii) a participant’s conviction of a felony or any crime involving moral turpitude; (iv) a participant’s material failure (other than death or disability) to perform his or her duties or insubordination where the participant has been given written notice of the acts or omissions constituting such failure or insubordination and the participant has failed to cure such conduct within ten days following such notice; or (v) a breach by a participant of any material policy of the Company, as applicable, or of any obligations under a confidentiality, non-competition and/or invention ownership agreement executed by the participant with the Company.

The Board may determine in an Award agreement at the time of grant or otherwise the effect of a Change in Control Event on an Other Stock-Based Award.

Authorization of Sub-Plans (Including for Grants to Non-U.S. Employees)

The Board may from time to time establish one or more sub-plans under the 2012 Stock Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish any such sub-plans by adopting supplements to the 2012 Stock Plan containing any limitations on the Board’s discretion under the 2012 Stock Plan and any additional terms and conditions not inconsistent with the 2012 Stock Plan as the Board deems necessary or desirable. Any supplement adopted by the Board will be deemed to be part of the 2012 Stock Plan but will only apply to participants within the affected jurisdiction.

Amendment or Termination

No Award may be made under the 2012 Stock Plan after ten years after the date it is approved by Lydall’s stockholders, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2012 Stock Plan; however, no amendment requiring stockholder approval under applicable legal, regulatory or listing requirements will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

Subject to any applicable limitations contained in the 2012 Stock Plan (including minimum vesting and stockholder approval requirements), the Board may amend, modify or terminate any outstanding Award. A participant’s consent to such amendment will be required unless the Board determines that the amendment does not materially and adversely affect the participant’s rights under the 2012 Stock Plan or that the change is permitted under the 2012 Stock Plan in connection with a change in capitalization, Reorganization Event, or Change in Control Event.

Unless approved by the Company’s stockholders or permitted under the 2012 Stock Plan in connection with a change in capitalization, Reorganization Event, or Change in Control Event, the Company may not (i) amend any outstanding option (or similar type of Award) granted under the 2012 Stock Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award, (ii) cancel any outstanding option to purchase shares of Common Stock (whether or not granted under the 2012 Stock Plan) and grant in substitution new Awards covering the same or a different number of shares of Common Stock and having an exercise or purchase price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding option (or similar type of Award) with an exercise price per share above the then-current fair market value of the Common Stock, or (iv) take any other action under the 2012 Stock Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

If stockholders do not approve the adoption of the 2012 Stock Plan, the 2012 Stock Plan will not go into effect, and the Company will not grant any Awards under the 2012 Stock Plan. In such event, the Board will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2012 Stock Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Lydall or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2012 Stock Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting, as recommended by the Board, our stockholders indicated a preference for annual stockholder advisory votes on the compensation of the Company’s Named Executive Officers (commonly referred to as “Say-on-Pay”). Accordingly, the Company submits this Say-on-Pay vote to the stockholders of the Company. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.

The goal of the Company’s executive pay program is to align more closely the interests of executives and shareholders and create long-term value for the Company’s stockholders. To this end, for 2011, the compensation of the Named Executive Officers, and certain other members of management, consisted of four basic components, three of which tied to performance against financial metrics and/or the market price of the company’s stock:

•	Base salary;
•	Annual cash bonuses based on the Company or business unit achieving operating income and free cash flow financial goals set at the beginning of the year;
•	Performance-based restricted stock awards based on the Company achieving earnings per share goals set in 2009; and
•	Qualified and nonqualified stock options only providing value when the share price increases.

For more information, please see “Compensation Discussion and Analysis: Overview — Executive Summary” at page 24 and the discussion that follows.

With respect to the Chief Executive Officer (the “CEO”), approximately 55% of his 2011 target compensation (calculated as the sum of his 2011 salary ($496,112), his 2011 target non-equity incentive plan payment ($396,889), the stock awards granted to him in January 2009 that could have been earned based on 2011 performance ($157,500), the options granted to him in 2011 ($135,855) and other cash compensation in 2011 ($55,024) was variable based on company performance against financial metrics and/or the market price of the company’s stock. For more information, please see “Fiscal Year 2011 Summary Compensation Table” at page 37.

For all of the Named Executive Officers, the annual cash bonus earned in 2011 and a substantial majority of the long term equity awards granted in 2010 and 2011 are tied to a mix of operating income, free cash flow and/or earnings per share metrics — specific financial metrics that the Compensation Committee believes align to the creation of stockholder value. If a financial metric is not satisfied, no cash bonus is paid with respect to that metric and the performance shares tied to that metric are forfeited. Indeed, this is what happened with respect to the compensation for the Named Executive Officers in 2011: (i) the Named Executive Officers whose compensation is determined by Company-wide financial metrics (Mr. Barnhart, Ms. Steiner (formerly Turner), Mr. Igoe and Ms. Estey) earned 70.5% of their targeted cash bonus (because the Company achieved 91% of the relevant 2011 consolidated operating income target and 50% of the relevant consolidated free cash flow target); and (ii) none of the three-year performance awards granted to Mr. Barnhart and Ms. Estey in January 2009 and none of the one-year performance share awards granted to Ms. Steiner and Mr. Igoe in December 2010 were certified by the Compensation Committee because the Company did not achieve the relevant 2011 earnings per share target and therefore these awards were forfeited. Similarly, stock options granted to the Named Executive Officers in 2011 only have value if the share price appreciates from the date of grant.

Stockholders are urged to read the “Compensation Discussion and Analysis,” which begins on page 24 and which discusses how the Company’s compensation policies and procedures implement the Company’s compensation philosophy, as well as the “2011 Summary Compensation Table” and other related compensation tables and the narrative disclosures that describe the compensation of the Company’s Named Executive Officers in fiscal 2011. The “Compensation Discussion and Analysis” highlights in more detail how the compensation of the Named Executive Officers in fiscal 2011 reflected our pay-for-performance philosophy and other key features of our executive compensation program that are designed to align the interests of the Named Executive Officers and stockholders. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in implementing the Company’s compensation philosophy and in achieving its goals, and that the compensation of the Named Executive Officers in fiscal 2011 reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, the Company is asking stockholders to indicate their approval of the Company’s Named Executive Officer compensation as described in this Proxy Statement. Accordingly, the Company is asking stockholders to vote “FOR” the following non-binding advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committees thereof), create or imply any changes to the fiduciary duties of the Company or the Board (or any committees thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof).

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP (“PwC”) has audited the consolidated financial statements of the Company since 1995, and the Audit Review Committee desires to continue the services of this firm for the current fiscal year. The Audit Review Committee has, therefore, appointed PwC to serve as independent auditors to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2012. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Review Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Review Committee will reconsider whether to retain PwC and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Review Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2012.

Principal Fees and Services

The following table presents fees for professional audit services for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2011 and December 31, 2010, and fees for other services rendered by PricewaterhouseCoopers LLP (“PwC”) during those periods:

Fee Category	Fiscal 2011	% of Total	Fiscal 2010	% of Total
Audit fees	$1,226,000	97.2%	$1,119,000	94.7%
Audit-related fees	—	—	—	—
Tax fees	$35,000	2.8%	$63,000	5.3%
All other fees	—	—	—	—
Total Fees	$1,261,000	100%	$1,182,000	100%

Audit fees are related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, including Sarbanes-Oxley Section 404 controls testing, the quarterly reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and international statutory audits. The majority of the work was performed by full-time, permanent employees of PwC. Tax fees consisted primarily of tax compliance and advisory services. These services consisted of fees billed for professional services related to federal, state, local and international tax compliance. No portion of these fees was related to system design or implementation services.

All of the services described above were approved by the Audit Review Committee pursuant to the SEC rules that require audit committee pre-approval of audit and non-audit services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Review Committee is required. The Audit Review Committee reviews these requests and advises management and the independent auditors if the Audit Review Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Review Committee the actual spending for such projects and services as compared with the approved amounts. The Audit Review Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee or the Chair of the Audit Review Committee, provided that any such pre-approvals are reported at the next Audit Review Committee meeting.

The Audit Review Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.

CORPORATE GOVERNANCE

General

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees.

The Company is committed to good corporate governance practices to ensure that the Company is managed for the long-term benefit of its stockholders. The Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of the Company. The Corporate Governance Committee periodically reviews the Corporate Governance Guidelines and recommends changes, as appropriate, to the Board for approval.

The Board has three standing committees to facilitate and assist the Board in executing its responsibilities: the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee. In accordance with NYSE rules, each Committee is comprised solely of non-employee, independent Directors. The Board has adopted a charter for each of the three standing committees and the Company has a Code of Ethics and Business Conduct applicable to all Directors, officers and employees. Links to these materials can be found on Lydall’s website at www.lydall.com. All materials available at www.lydall.com are also available to stockholders in print without charge, upon written request to Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

Committees

The table below shows current membership and indicates the chairperson (*) for each of the standing Board committees, each of whom is independent within the meaning of the NYSE rules.

Audit Review	Compensation	Corporate Governance
Kathleen Burdett* Matthew T. Farrell Suzanne Hammett S. Carl Soderstrom, Jr.	Matthew T. Farrell Marc T. Giles William D. Gurley* Suzanne Hammett	Kathleen Burdett W. Leslie Duffy Marc T. Giles William D. Gurley S. Carl Soderstrom, Jr.*

The Audit Review Committee assists the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process, including the performance of the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the outside auditors’ qualifications and independence, the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs, and the annual independent audit of the Company’s financial statements.

The Audit Review Committee meets periodically with management to consider the adequacy of the Company’s internal controls and its financial reporting process. It also discusses these matters with the Company’s internal auditors, independent auditors, and appropriate Company financial personnel. The Audit Review Committee reviews the Company’s financial statements and discusses them with management and the independent auditors before those financial statements are filed with the SEC.

The Audit Review Committee meets regularly in private session with the independent auditors, has the sole authority to retain and dismiss the independent auditors, and periodically reviews their performance and independence from management. The independent auditors have unrestricted access to, and report directly to, the Audit Review Committee.

Audit Committee Financial Expert — The Board has determined that each member of the Audit Review Committee is “financially literate” within the meaning of the NYSE rules, is an “audit committee financial expert” as that term is defined under Item 407(d)(5)(ii) of Regulation S-K, and is “independent” for purposes of NYSE rules and Section 10A(m)(3) of the Exchange Act.

The Compensation Committee has overall responsibility for the Company’s compensation of management, incentive plans and programs. The duties and responsibilities of the Compensation Committee as set forth in its Charter include: making recommendations to the Board regarding the Company’s incentive and equity-based compensation plans and non-CEO compensation policy; reviewing and approving the Company’s goals and objectives relevant to compensation (including CEO compensation), such as the goal of attracting and retaining highly qualified individuals and motivating individual performance leading to increased stockholder value; determining and approving the Chief Executive Officer’s annual compensation, including incentive awards; reviewing and discussing the Company’s Compensation Discussion and Analysis (CD&A) with management and, based upon such review and discussion, considering whether it will recommend to the Board that the CD&A be included in the Company’s proxy statement; preparing the Compensation Committee Report for inclusion in the proxy statement required by applicable SEC rules; approving all grants of stock awards pursuant to the Company’s stock incentive compensation plans; approving all employment agreements and compensation arrangements for the CEO and the direct reports of the CEO; reviewing whether risks associated with the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company; and reviewing the form and amount of compensation for non-management Directors and recommending changes to the Board.

The Corporate Governance Committee has overall responsibility for developing Board membership and overseeing corporate governance of the Company. The Corporate Governance Committee is responsible for: identifying individuals who are qualified to become Board members consistent with criteria approved by the Board; selecting the Director nominees for the next Annual Meeting; making recommendations to the Board as to the membership and chairperson of each standing committee; developing and recommending to the Board a set of corporate governance guidelines applicable to the Company designed to provide for effective and efficient governance of the Company; overseeing the evaluation of the Board; providing guidance on matters relating to corporate governance. Other duties and responsibilities of the Corporate Governance Committee include: assessing whether a director nominee who does not receive a “majority of the votes cast” in an uncontested election of directors should continue to serve as a director; reviewing annually the relationships between directors, the Company and members of management and recommending to the Board whether each director qualifies as “independent” under the Board’s definition of “independence” and the applicable NYSE rules; periodically reviewing the Board’s leadership structure to assess whether it is appropriate given the specific characteristics or circumstances of the Company; overseeing the development of a succession plan for the Chief Executive Officer and contingency planning to provide for the event that one or more senior managers were to leave the employment of the Company; evaluating the Chief Executive Officer’s performance annually and overseeing the evaluation of the Company’s executive officers; and reviewing and approving all director and officer indemnification and insurance arrangements.

Leadership Structure

The Company’s Bylaws provide that the Board may elect from its members a Chair of the Board and, if the Board so determines, a Vice Chair of the Board, neither of whom shall be deemed to be officers or employees of the Company, unless otherwise specifically determined by the Board. Pursuant to this authority, the Board has elected Mr. Duffy as the Chair of the Board. Neither the Company’s Bylaws nor the Company’s Corporate Governance Guidelines specify that the position of Chair may not be held by a corporate officer, such as the President and Chief Executive Officer of the Company, but the Company has had a non-management Chair since 1998. The Board and the Corporate Governance Committee believe this leadership structure is appropriate for the Company at the present time because separation of the offices of Chair of the Board and the Chief Executive Officer:

•	enhances the independent oversight of the Company and the Board’s leadership role in fulfilling its oversight responsibilities;
•	frees the Chief Executive Officer to focus on Company operations instead of Board administration;
•	provides the Chief Executive Officer with an experienced sounding board; and
•	enhances the independent and objective assessment of risk by the Board.

Independence Determination

The Board has concluded that all of the non-employee Directors, including all of those who serve on the above-described committees, are “independent” for purposes of the NYSE rules, and that the members of the Audit Review Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. The Board based its independence determinations primarily on a review of the responses of the Directors to questions regarding employment and compensation history, affiliations, family and other relationships (which responses indicated that no relationships or transactions exist), together with an examination of those companies with whom the Company transacts business. Although the Board maintains categorical standards to assist in determining whether non-employee Directors are independent, given the absence of any relationships or transactions between non-employees Directors and the Company, the categorical standards were not used in connection with the Board’s determinations in February 2011 or February 2012. The categorical standards, which meet the requirements of the NYSE standards, are set forth in the Company’s Corporate Governance Guidelines (available on www.lydall.com).

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent Directors for purposes of the NYSE rules. No executive officer of the Company has served as a Director or a member of a compensation committee of another company where any member of the Compensation Committee is an executive officer.

Risk Oversight

The Board oversees the Company’s risk management processes directly and through its committees. Company management is responsible for risk management on a day-day basis. A role of the Board and its committees is to oversee the risk management activities of management. The Board fulfills this role by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, the Board oversees the business and strategic risks of the Company; the Audit Review Committee oversees financial reporting and compliance risks confronting the Company; and the Compensation Committee oversees risks associated with the Company’s compensation policies and practices, including variable cash compensation, equity compensation and change in control arrangements. Each committee reports to the full Board on a regular basis. In addition, since risk issues often overlap, committees may from time to time request that that the full Board review and consider particular risks.

The Company provides detailed Risk Factors impacting its business in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, the Company prefers to avoid related party transactions.

The Company has a policy for the review and prior approval of all related party transactions by the Corporate Controller’s Department. In addition, annually, the Corporate Secretary obtains responses of the Directors and executive officers to questions as to whether a family member of a Director or executive officer is employed by the Company and whether a Director or executive officer has any other relationship with the Company. The Company compiles a list of those companies reported (if any) and compares it against the record of companies with whom the Company transacts business, noting the dollar volume of transactions with such companies, if any. The Company then provides a report to the members of the Audit Review Committee, which reviews the information.

The Company did not engage in any related party transactions requiring disclosure during fiscal year 2011.

Board Attendance

During fiscal year 2011, the Board held seven meetings (including five regularly scheduled meetings and two special meetings) and acted by unanimous written consent on two occasions. The Audit Review Committee held six meetings; the Compensation Committee held eight meetings, and the Corporate Governance Committee held four meetings. Each of the Directors attended at least 75% of the aggregate of the number of meetings of the Board and of the Board committees of which he or she was a member during fiscal year 2011. The Board’s practice is to meet in executive session without members of management present at every Board meeting held in person. These sessions are presided over by the Chair of the Board.

A Board meeting is scheduled in conjunction with the Company’s Annual Meeting and, in accordance with the Corporate Governance Guidelines, all of the Director nominees are expected to attend the Annual Meeting. All Director nominees attended last year’s Annual Meeting.

Communications With Directors

Stockholders of Lydall and other parties may contact the Chair of the Board by email at: chairman@lydall.com and if interested in communicating with the Board, or any Director, may write to them at the following address:

Lydall, Inc.
P.O. Box 151
Manchester, CT 06045-0151

Communications are distributed to the Board, or to any individual Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management Director upon request.

Additional Disclosures

In accordance with NYSE rules, in the event that any member of the Audit Review Committee simultaneously serves on the audit committees of more than three public companies, the Board will assess whether such simultaneous service impairs the ability of such member to effectively serve as a member of the Audit Review Committee and the Company will disclose such assessment either on or through the Company’s website or in its annual proxy statement or annual report on Form 10-K filed with the SEC. In addition, the Company will disclose either on or through the Company’s website or in its annual proxy statement or annual report on Form 10-K filed with the SEC any contributions by the Company to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee (the “Committee”) operates under a written Charter adopted and approved by the Board. The Charter, which defines the functions and responsibilities of the Committee, is reviewed annually and was last revised in October 2011. A link to the Committee’s charter can be found on www.lydall.com.

During 2011, all Directors who served on the Committee were “independent” for purposes of the NYSE rules and Section 10A(m)(3) of the Exchange Act. The Board has determined that none of the Committee members has a relationship with the Company that may interfere with his/her independence from the Company and its management, and that each member is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Periodically, the Committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity and appropriateness of its financial reporting. The Committee also discusses these matters with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discuss with the Committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, and other matters in accordance with the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU, section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

This year, the Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2011, and met with both management and PwC to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. PwC has reported to the Committee that such financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America.

At each regularly scheduled Committee meeting during 2011, the Committee monitored and discussed with management and PwC the status of the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also reviewed and discussed with management and PwC management’s and PwC’s report and attestation on internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee has received from, and discussed with, PwC the written disclosure and the letter required by the Public Company Accounting Oversight Board relating to that firm’s independence from the Company.

Based on the foregoing, the Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Kathleen Burdett, Chair
Matthew T. Farrell
Suzanne Hammett
S. Carl Soderstrom, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Overview — Executive Summary

The goal of the Company’s executive pay program is to align more closely the interests of executives and shareholders and create long-term value for the Company’s stockholders. To this end, for 2011, the compensation of the Named Executive Officers, and certain other members of management, consisted of four basic components, three of which tied to performance against financial metrics and/or the market price of the company’s stock:

•	Base salary;
•	Annual cash bonuses based on the Company or business unit achieving operating income and free cash flow financial goals set at the beginning of the year;
•	Performance-based restricted stock awards based on the Company achieving earnings per share goals set in 2009; and
•	Qualified and nonqualified stock options only providing value when the share price increases.

To further strengthen the alignment of pay with the achievement of important performance goals, for 2012, the Committee decided to maintain Named Executive Officer base salaries at 2011 levels and to provide additional incentives for superior performance by increasing the potential maximum payout under the Company’s AIP program if any of the performance metrics is exceeded. The Committee also introduced an additional metric — gross margin — as part of the 2012 AIP program, and added a requirement that participants must be employed on the date of any AIP payout in order to receive such payout.The actual 2011 compensation of the Named Executive Officers reflects this philosophy and makes a substantial portion of each executive’s compensation variable depending on the Company’s performance.

•	A cash payout at 91% of target was made under the Company’s cash annual incentive performance program with respect to the consolidated operating income from continuing operations metric (actual results were $16,188,000 versus a target level of $16,714,000) (for more details, see discussion below under “Annual Incentive Performance Program (“AlP”)” at pages 27-29).
•	A cash payout at 50% of target was made under the Company’s cash annual incentive performance program with respect to the consolidated free cash flow from continuing operations metric (actual results were $19,613,000 versus a target level of $23,357,000) (for more details,s ee discussion below under “Annual Incentive Performance Program (“AlP”)” at pages 27-29).
•	The performance-based restricted stock awards were forfeited because the Company did not achieve the required year-end 2011 threshold level of earnings per share from continuing operations (actual earnings per share were $0.54, compared to a minimum pay out target of $0.56) (for more details, see discussion below under “Payouts of Prior Awards Based on 2011 Performance” at page 31).

The Company’s compensation program for Named Executive Officers also reflects a number of other features designed to align the interest of the Named Executive Officers and stockholders, including:

•	The Company has eliminated its prior policy of providing tax gross-ups for life insurance (for more details, see discussion below under “Other Compensation” at pages 32-33).
•	The Company maintains stock ownership guidelines for the Chief Executive Officer and other senior executive officers (for more details, see discussion below under “Stock Ownership” at pages 34 – 35.
•	The Company has expanded the scope of its clawback policies (for more details, see discussion below under “Adjustment or Recovery of Awards” at page 31 – 32).

The Company provides shareholders with the opportunity to cast an annual say-on-pay vote.

Compensation Objectives

Create Incentives That Motivate Performance

The key elements of executive compensation that depend on the Company’s financial and operating performance include:

•	annual incentive award payouts that are tied to achievement of financial performance targets, with opportunities for more compensation should actual results exceed targets; and
•	long-term incentive awards that are made in the form of performance-based stock awards (which are contingent upon the Company achieving specific financial targets) and stock options (which only have value if the stock price increases after the date of grant).

Align Management and Stockholder Interests

The Committee also provides compensation and adopts policies designed to align the interests of executives with those of the stockholders. These include:

•	granting executives compensation opportunities in the form of equity awards, so that the actual compensatory value of an award is directly connected to the Company’s stock price;
•	making cash and equity awards contingent upon the Company achieving financial measures that correlate with long-term stockholder value such as income from operations, earnings per share, free cash flow and gross margin; and
•	adopting share retention guidelines that require executives to acquire and hold an amount of stock equal to a multiple of their annual base salaries.

Retain Executives

The Committee aims to attract, motivate and retain executive officers by:

•	offering competitive base salaries, annual cash bonuses tied to performance, and annual and long-term performance incentive opportunities; and
•	granting equity awards that require continued employment to vest (including the imposition of additional time-based vesting requirements for certain performance-based equity awards).

Implementing Our Objectives

Overseeing Executive Compensation Programs

The Committee has been appointed by the Board to oversee matters relating to executive compensation. Reporting to the Board, the Committee also has overall responsibility for the Company’s compensation and incentive plans and programs. The Committee is composed exclusively of non-employee Directors who are “independent” as that term is defined under the NYSE rules. For a more detailed description of the Committee’s responsibilities and its composition, please see the discussion under the heading “Corporate Governance — Committees” in this proxy statement.

Determining Compensation

The Committee determines and approves the Chief Executive Officer’s compensation and approves the compensation for each of the other Named Executive Officers based upon the recommendations of the Chief Executive Officer. From time-to-time, the Committee engages independent compensation consultants to provide market and competitive information to assist it in understanding the competitive landscape for all of the Named Executive Officers and in developing compensation programs for them.

In determining compensation for the Named Executive Officers for fiscal 2011, including the grant of stock option and restricted stock awards in December 2010 as part of fiscal 2011 compensation, the Committee considered competitive pay practices (as informed by the individual experience of the Committee members, the Company’s experiences in recruiting new executive officers, and the survey data referred to below); the executive’s individual performance, responsibilities, and experiences (as informed by the input received from the CEO with respect to each other executive officer and the Board’s annual evaluation of the CEO); the Company’s performance and financial condition; and external market and economic conditions.

In addition, the Committee reviews tally sheets (which summarize the five-year compensation histories of each Named Executive Officer) and an accumulated wealth analysis (which summarizes the long-term equity-based compensation accumulated by each Named Executive Officer over the past five years). The Committee also evaluates each individual’s total compensation compared with other executives within the organization.

The Committee does not assign specific weights to any of these factors described above and, ultimately, the Committee’s compensation decisions are subjectively reached based on the Committee’s business judgment.

Periodically throughout the year, the Committee discusses the philosophy for overall compensation, and considers whether to modify compensation and the relative mix of compensation elements.

Role of Management

The Chief Executive Officer assists the Committee with respect to the compensation packages for the Named Executive Officers other than himself. This assistance includes making recommendations regarding salary and incentive compensation levels based on management’s review of performance, achievement of goals and objectives, and competitive market information. Executive officers do not play a role in their own compensation determinations or that of others (except that the Chief Executive Officer and the Vice President —  Human Resources are involved in the compensation determinations of other executive officers), except to discuss their own respective individual performance with the Chief Executive Officer. No executive officers are involved in determining Director compensation.

Role of Consultants

The Committee considers information and advice obtained from its compensation consultant in determining the compensation packages for the Named Executive Officers. In October 2010 the Committee commissioned and received an “Executive Compensation Analysis” report from its compensation consultant, Meridian Compensation Partners, LLC. (“Meridian”). This report was considered, among other factors, in connection with Named Executive Officer compensation for 2011. Meridian has not provided services to the Company other than compensation consulting services to the Committee.

Meridian’s Fall 2010 Executive Compensation Analysis report covered each of the current Named Executive Officers. In its report, Meridian reviewed the following components of pay for the Named Executive Officers: salary, bonus (actual and target percentage), actual total cash compensation (salary plus actual bonus paid, if any), long-term incentives (i.e. the grant value of the most recent grants), and actual total direct compensation (total cash compensation plus long-term incentives). Meridian compared these components of pay to the market median for executives at companies with similar gross revenues. Meridian used data from the Hewitt Total Compensation Database (consisting of companies with under $1 billion in revenue), the Mercer Benchmark Database (consisting of all companies with revenues less than $500 million), and the Towers Watson Survey Report (consisting of for-profit organizations (excluding financial services) with revenues between $100 and $449 million), adjusted for timing and to “size adjust” compensation data for business unit positions. The Committee was not provided with the identities of the various companies included in these surveys.

The surveys described above were used by the Committee to supplement its general understanding of current compensation practices. The surveys were not used to determine or justify the Committee’s compensation decisions. The Committee does not target payment for any compensation element or total compensation to any specified level of the companies included in the survey data. The Committee does not have any policies for allocating between long-term and currently paid-out compensation, between cash and non-cash compensation, among different forms of non-cash compensation, or among different forms of long-term awards.

Elements of Compensation

The 2011 compensation for the Named Executive Officers consisted of: cash base salary; a cash performance bonus opportunity under the Annual Incentive Performance Program (“AIP”); long-term equity incentive awards; and other compensation including miscellaneous perquisites. Each element of compensation is explained below.

Cash Compensation

The cash compensation payable to the Company’s executive officers includes their base salaries and their annual cash bonuses, if any, payable under the Company’s AIP.

Base Salary

No adjustments were made from 2010 levels to the base salaries of any of the Named Executive Officers for 2011 (except for Mr. Kurto), other than modest increases (i.e., no increase exceeded 3.09%) to adjust for the elimination of tax gross-ups with respect to life insurance premiums paid by the Company. Mr. Kurto, who was not a Named Executive Officer for purposes of last year’s proxy statement, received a 3% increase to his 2010 base salary. These adjustments were effective January 3, 2011.

The 2011 base salary for each of the Named Executive Officers was considered and approved by the Committee at a regularly scheduled meeting of the Committee held on December 9, 2010. The 2011 base salaries of the Named Executive Officers, as adjusted from 2010 levels, were as follows:

Named Executive Officer	Base Salary for 2010 ($)	Percent / $ Amount Increase to Base Salary from 2010 Levels	Base Salary for 2011 ($)
Dale G. Barnhart	481,241	3.09% / $14,871	496,112
Erika H. Steiner	275,000	1.85% / $5,087	280,087
Paul G. Igoe	230,000	1.10% / $2,530	232,530
Mona G. Estey	208,810	1.45% / $3,028	211,838
Peter M. Kurto*	202,730	3.00% / $6,082	208,812
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.

Annual Incentive Performance Program (“AIP”)

The Committee seeks to select performance metrics for the Company’s AIP that support the Company’s strategic objectives for the year. The performance metrics selected by the Committee for 2011 were:

•	Operating Income(1) — an important financial metric that is commonly used in compensation programs (this factor — either on a consolidated or business unit basis — represented half of the compensation opportunity under the AIP for 2011).
•	Free Cash Flow(2) — an important metric for the Company as the Company has focused on managing its liquidity during the recent economic downturn (this factor — either on a consolidated or business unit basis — represented half of the compensation opportunity under the AIP for 2011).

(1)	The AIP defines operating income as the operating income from continuing operations of the Company for the performance period, as set forth in the audited financial statements of the Company, adjusted positively or negatively at the Committee’s discretion to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges and other similar items. See “Establishment of Performance Metrics Targets” below for a discussion of adjustments made for 2011 with respect to the Company’s disposition of its Affinity business.
(2)	The AIP defines operating free cash flow as Operating Income, plus depreciation/amortization, plus/minus changes in working capital, minus capital spending for the year. For purposes of the foregoing, working capital is defined as trade accounts receivable, plus inventory minus accounts payable, provided that in making such calculation accounts payable is calculated as the average ending balance of the last four months preceding any applicable determination date.

The design of the AIP was approved by the Committee in February 2011. The AIP operates as follows:

•	Assignment of Target Bonus Percentage — The Committee approves for each eligible executive, including each of the Named Executive Officers, a bonus percentage of the participant’s base salary (the “Target Bonus Percentage”). The Target Bonus Percentages for the Named Executive Officers were determined in December 2010 based on the factors described above under “Determining Compensation”, with particular emphasis on an internal assessment of each participant’s position and responsibilities, and have not been modified since. Target Bonus Percentages under the AIP for 2011 for Named Executive Officers ranged from 35% to 80% of base salary, as follows:

Named Executive Officer	Target Bonus Percentage
Dale G. Barnhart	80%
Erika H. Steiner	40%
Paul G. Igoe	35%
Mona G. Estey	35%
Peter M. Kurto*	35%
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.
•	Performance Metrics — Under the AIP, performance metrics are established against which achievement of targets is measured (the “Performance Metrics”). The Committee established the following 2011 Performance Metrics for the Named Executive Officers employed at corporate headquarters (i.e., Mr. Barnhart, Ms. Steiner, Mr. Igoe and Ms. Estey): consolidated operating income and consolidated operating free cash flow. For the business unit employees eligible to participate in the AIP (including for 2011 Mr. Kurto, whose business unit goals related to the Company’s Performance Materials/Charter Medical businesses), the Committee established the following 2011 Performance Metrics: a combination of consolidated and business unit operating income, and consolidated and business unit operating free cash flow.
•	Establishment of Performance Metrics Targets — The Committee annually approves targets for the Performance Metrics (the “Performance Metric Targets”). In February 2011, Performance Metric Targets for operating income and operating free cash flow were established on a consolidated basis and for each of the Company’s five business units. For 2011, the consolidated operating income Performance Metric Target was $18,630,000 and the consolidated operating free cash flow Performance Metric Target was $25,035,000. The consolidated performance targets established in February 2011 included the Company’s Affinity business unit. In light of the Company’s disposition of its Affinity business unit in June 2011, on September 27, 2011, the Committee adjusted these Performance Metric Targets for 2011 to exclude the Affinity business unit for the entirety of 2011. Accordingly, the 2011 AIP consolidated operating income performance objective was adjusted to $16,714,000 and the consolidated operating free cash flow performance target was adjusted to $23,357,000. The Company is not disclosing the targets for its business units because these targets represent confidential, commercially sensitive information. Of the eight business unit metric targets established for participants in the plan for 2011 (excluding the disposal of the Affinity business), five were achieved above threshold but below target and three failed to reach threshold.
•	Target Bonus Percentage Allocation — For Named Executive Officers employed at corporate headquarters, the Target Bonus Percentage is divided equally (i.e., 50% each) between the consolidated operating income and consolidated operating free cash flow Performance Metric Targets. For employees who are employed at the business units, the Target Bonus Percentage generally is divided equally (i.e., 50% each) between business unit operating income and business unit operating free cash flow Performance Metric Targets. Mr. Kurto’s Target Bonus Percentage was divided 15% for consolidated operating income, 15% for consolidated free cash flow, 35% for Performance Materials/Charter Medical operating income and 35% for Performance Materials/Charter Medical operating free cash flow.

•	Computation of AIP Cash Payout — Based on each individual’s Target Bonus Percentage and the Performance Metrics and the Performance Metric Targets, each participant’s cash bonus under the AIP is objectively determined and earned when, and to the extent that, the Performance Metric Target ranges indicated in the table below are achieved and certified by the Committee:

Percentage of Performance Metric Target Achieved	AIP Cash Bonus Earned
Below 80%	0% Payout
80% – 89%	50% Payout
90% to 99%	70% – 97% Payout
100%	100% Payout
Above 100%	Up to 110% Payout (As described below)

Participants may earn an amount below or in excess of the target payout for each applicable Performance Metric Target, depending on the percentage of the performance target that is achieved. If the target is achieved above 100%, Named Executive Officers employed at corporate headquarters earn an additional payment equal to their proportionate amount of 30% of the excess of consolidated operating income or consolidated free cash flow above target, and employees who are employed at the respective business units earn an additional payment equal to their proportionate amount of 30% of the excess of operating income or free cash flow that exceeds the respective business unit target (provided the corresponding consolidated target is achieved). In all cases, the maximum AIP payment to any participant is 110% of the participant’s individual target bonus.

Based on the Company’s financial results for the year-ended December 31, 2011, the Committee determined that the Named Executive Officers earned the payments under the AIP set forth in the table below.

Named Executive Officer	Actual Performance Versus AIP Metric				Actual Cash Payout Under AIP Program FYE 12/31/11
	Consolidated Operating Income	Business Unit Operating Income	Consolidated Free Cash Flow	Business Unit Free Cash Flow
Dale G. Barnhart	91%	N/A	50%	N/A	$279,485
Erika Steiner	91%	N/A	50%	N/A	$78,930
Paul G. Igoe	91%	N/A	50%	N/A	$57,353
Mona G. Estey	91%	N/A	50%	N/A	$52,242
Peter M. Kurto*	91%	70%	50%	79%	$53,511
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012. Under the terms of the AIP for 2011, because Mr. Kurto was an employee of Lydall at December 31, 2011, his bonus under the program was earned at that time.

Long-Term Incentive Awards

The Committee believes that executives and other employees who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant equity stake in the Company. The Company uses equity grants to focus on the retention of executive officers and to enhance the alignment of the interests of executive officers with the goals of improving Company profitability and advancing stockholder interests over the long term.

Grants Made As Part of 2011 Compensation

As part of their 2011 compensation, the Company awarded incentive stock options and performance-based restricted shares (which we refer to as “performance share awards” or “PSA’s”) to the Named Executive Officers. No time-based restricted share awards were made as part of the 2011 compensation packages for the Named Executive Officers, as the Committee has decided to eliminate the use of time-based restricted share awards (which have value regardless of company performance) in favor of performance share awards (which only have value if the specified performance goal is achieved). The Committee approved the following equity awards in December 2010 for Named Executive Officers as part of their 2011 compensation package. The amounts of awards were subjectively determined by the Committee based on the factors described above under “Determining Compensation”.

•	Time-Based Incentive Stock Option Awards — The Committee approved the award of incentive stock options with a purchase price equal to the fair market value of the Company’s Common Stock as of the date of grant (i.e. December 9, 2010). The stock options vest in equal annual increments of 25% commencing on the first anniversary of the date of grant, assuming continued employment by the recipient on each of the vesting dates.
•	Performance-Based Restricted Stock Awards (Three-Year) — The Committee approved the award of three-year PSA’s on December 9, 2010. The three-year PSA’s will be determined upon certification by the Committee that the Company has achieved an established earnings per share target for fiscal 2013. Performance below 95% of the earnings per share target will result in none of the shares vesting; performance at 95% of the earnings per share target will result in 80% of the shares vesting; performance at 100% of the earnings per share target will result in 100% of the shares vesting; performance at 110% or above the earnings per share target will result in a maximum of 120% of the shares vesting; and performance between these specified amounts will result in a number of shares to vest determined on a linear basis between the specified target amounts. To the extent they are determined, these three-year PSA’s will vest immediately upon such certification by the Committee. The Company has not disclosed the specific fiscal 2013 earnings per share target because it represents confidential, commercially-sensitive information that the Company does not disclose to the public and that could cause competitive harm if known in the marketplace. Both earnings per share and the factors that influence earnings per share, such as revenue and efforts to control costs, are inherently competitive and if disclosed provide valuable insight of areas in which the Company is focusing. The Committee set the 2013 earnings per share target for the three-year PSA’s at a level that it believed would be challenging but possible for the Company to achieve.
•	Performance-Based Restricted Stock Awards (One-Year) — The Committee approved the award of one-year PSA’s on December 9, 2010 for only Mr. Igoe and Ms. Steiner. The one-year PSA’s were awarded to Mr. Igoe and Ms. Steiner in recognition of the fact that they were not employees of the Company in 2008 and therefore did not hold any PSA’s tied to Company performance in fiscal 2011 (the other Named Executive Officers were granted three-year PSA’s on January 12, 2009 that were tied to the a 2011 earnings per share performance target). The targeted amount of PSA’s was to be determined upon certification by the Committee that the Company achieved an established earnings per share target for fiscal 2011. These one-year PSA’s were subject to the same payout schedule as the three-year PSA’s and vest immediately upon certification by the Committee.

The following is a summary of the long-term incentive awards that were made to the Named Executive Officers on December 9, 2010 as part of their 2011 compensation:

	Time-Based Stock Option Award (December 9, 2010)		Three-Year Performance-Based Restricted Stock Award (December 9, 2010)		One-Year Performance-Based Restricted Stock Award (December 9, 2010)		Total Value of Grants Made on December 9, 2010(1) ($)
Named Executive Officer	Number of Shares	Grant Date Fair Value(1) ($)	Number of Shares	Grant Date Fair Value(1) ($)	Number of Shares	Grant Date Fair Value(1) ($)
Dale G. Barnhart	30,000	131,676	45,000	351,000	N/A	N/A	482,676
Erika H. Steiner	15,000	65,838	10,000	78,000	7,500	58,500	202,338
Paul G. Igoe	10,000	43,892	7,000	54,600	5,000	39,000	137,492
Mona G. Estey	10,000	43,892	5,000	39,000	N/A	N/A	82,892
Peter M. Kurto*	10,000	43,892	7,000	54,600	N/A	N/A	98,492
(1)	The amounts in these columns represent the grant date fair value determined in accordance with FASB ACS Topic 718.
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.

Specifically with respect to the equity awards granted to the CEO in connection with his 2011 compensation, the Committee considered the CEO’s continued contributions relative to the ongoing restructuring of the Company’s business units, including staffing changes within the executive team, mixed performance among various business segments, and other accomplishments in deciding to make an equity award in the range of $480,000.

The time-based stock option awards and the performance-based restricted stock awards granted to the Named Executive Officers in December 2010 are reflected in the Summary Compensation Table as 2010 compensation because these awards were actually granted in 2010, even though these awards relate to the 2011 compensation packages for the Named Executive Officers. For the same reason, these awards were reflected in last year’s proxy statement in the table titled “Grants of Plan-Based Awards for 2010”. The amounts reported in the Option Awards column of the “Fiscal Year 2011 Summary Compensation Table” relate to the stock options granted by the Company in December 2011 as a component of 2012 compensation. These awards, which are described below in “Fiscal 2012 Executive Compensation,” are reflected in the table titled “Grants of Plan-Based Awards for 2011”.

The Company does not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news. The Company generally grants equity awards in connection with the regularly scheduled December meeting of its Board. With respect to 2011 compensation, equity grants were made at the Board’s regularly scheduled meeting on December 9, 2010. See “Fiscal 2012 Executive Compensation Components” below for a discussion of the timing of equity grants with respect to 2012 compensation.

Payouts of Prior Awards Based on 2011 Performance

The 2011 earnings per share target for each of the three-year PSA’s granted on January 12, 2009 and the one-year PSA’s granted on December 9, 2010 was set at $0.66 by the Committee. Since the Company divested its Affinity business unit in June 2011 and the operating results of Affinity had been factored into the 2011 earnings per share target, on December 12, 2011, the Committee adjusted the earnings per share target to $0.59 to exclude the Affinity business unit for the entirety of 2011 and also determined that the gain on the Affinity sale would not be considered in determining whether the 2011 earnings per share target had been satisfied. On March 11, 2012, the Committee certified that the 2011 earnings per share target was not satisfied; accordingly, none of the PSA’s awarded to the Named Executive Officers that were based on 2011 earnings per share were allowed to vest, as set forth in the table below.

Named Executive Officer	Targeted Amount of Three-Year PSA’s Granted on January 12, 2009	Targeted Amount of One-Year PSA’s Granted on December 9, 2010	Amount of PSA’s Certified by Committee on March 11, 2012
Dale G. Barnhart	30,000	N/A	0
Erika H. Steiner	N/A	7,500	0
Paul G. Igoe	N/A	5,000	0
Mona G. Estey	2,000	N/A	0
Peter M. Kurto*	3,000	N/A	0
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012 and all uncertified and unvested restricted stock awards, including PSA’s, terminated at that time.

Adjustment or Recovery of Awards

The Company has included provisions relating to the clawback or recoupment of compensation in several of its plans.

Under the Amended and Restated Lydall 2003 Stock Incentive Compensation Plan (the “2003 Stock Plan”), any award recipient who breaches his or her non-competition, non-interference, non-solicitation or confidentiality obligations to the Company may be obligated, subject to the Committee’s sole discretion, to return to the Company the economic value of any award that was realized or obtained by the recipient at any time during the six-month period prior to the date the recipient’s employment with the Company terminated. Additionally, the Committee may annul any award granted under the 2003 Stock Plan if the recipient’s employment is terminated for cause and, in such event, the Committee may, in its sole discretion, require the recipient to return to the Company the economic value of any award that was realized or obtained by the recipient at any time during the six-month period prior to the date the recipient’s employment with the Company terminated.

The AIP (effective January 1, 2012) provides for termination of an employee’s participation in such plan and the repayment of certain amounts previously paid pursuant to such plan if at any time, the Committee, in its sole discretion, determines that any action or omission by a participant constituted (i) wrongdoing that contributed to any material misstatement in or omission from any report or statement filed by the Company with the SEC; (ii) intentional misconduct or gross misconduct; (iii) a breach of a fiduciary duty to the Company or its stockholders; or (iv) fraud. The AIP also provides that, at the discretion of the Committee, if the Company is required to restate any of its financial statements filed with the SEC, other than restatements due solely to facts external to the Company, such as a change in accounting principles or a change in securities laws or regulations with retroactive effect, employees may be required to return any bonus paid to the extent such bonus exceeded the amount that would have been paid if it had been based upon the restated financial statements. In addition, any bonus or award under the AIP is subject to recoupment in accordance with the applicable provisions of any law, government regulation or stock exchange listing requirement (and any future policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

The clawback provisions applicable to Awards under the Company’s 2012 Stock Plan (which is being presented for stockholder approval at the Annual Meeting) are summarized in “Proposal 3 — Approval of Lydall 2012 Stock Incentive Plan — Adjustment or Recovery of Awards.”

Other Compensation

Severance and Change in Control Agreements — Each of the Named Executive Officers has entered into an agreement with the Company that provides for payment under specified conditions after a change in control of the Company or upon the executive’s termination under certain circumstances, as described under “Executive Compensation — Potential Payments Upon Termination or Change-In-Control”. In exchange for the receipt of the termination benefits provided for under the Employment Agreements, the Named Executive Officers are required to execute and deliver a general release of all claims in favor of the Company. As a general practice, the Company enters into change of control agreements with key members of management to ensure that they are incentivized to act in the best interests of the Company’s stockholders in the event of a prospective or actual change in control and to enhance executive retention.

Perquisites  — The Company provides limited perquisites to Named Executive Officers. All of the Named Executive Officers are eligible to the same extent as all other non-union Lydall employees to participate in the Company’s medical and dental insurance and Company match to the 401(k). The personal benefits and their attributed costs for the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table below.

All Named Executive Officers (other than Mr. Kurto) are currently covered under an Executive Life Program and an Executive Disability Insurance Program up to the applicable insurable limits. The programs provide for life insurance benefits at four times base salary for the Chief Executive Officer and three times base salary for the other Named Executive Officers, and annual executive disability proceeds at a target level of 100% of a Named Executive Officer’s base salary, in each case up to applicable insurance limits. The full amount of the premiums paid by the Company for these benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table below. If a Named Executive Officer died or became disabled on December 31, 2011, the Named Executive Officer would have been eligible for the benefits set forth in the table below:

Named Executive Officer	Executive Life Proceeds	Annual Executive Disability Proceeds
Dale G. Barnhart	$1,984,448	$180,000
Erika H. Steiner	$840,261	$86,256
Paul G. Igoe	$697,590	$80,628
Mona G. Estey	$635,514	$67,224
Peter M. Kurto*	N/A	N/A
*	Mr. Kurto’s employment agreement did not provide for benefits under the Executive Life Program or the Executive Disability Insurance Program. Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.

Other perquisites provided to Named Executive Officers in 2011 included car allowances and personal gas usage. Effective January 1, 2011, the Compensation Committee eliminated the tax gross up for the executive life insurance premium for each of the Named Executive Officers who had been receiving that benefit. The perquisites awarded to the Named Executive Officers are disclosed in the “All Other Compensation” column of the Summary Compensation Table below.

401(k)/Defined Contribution Plan  — The Company provides a tax-qualified defined contribution retirement plan to eligible union and non-union employees, including Named Executive Officers, for retirement in the form of a 401(k) savings plan. For non-union participants, the 401(k) plan terms provide that the Company may make a matching contribution of a participant’s salary deferrals to the 401(k) plan, subject to IRS limits. The compensation eligible for the matching contribution includes any cash bonuses, but excludes the value of any equity compensation. In 2011, the Company provided matching contributions to the 401(k) plan for non-union employees at the rates of 100% for the first 3% contributed and 50% for the next 2% contributed.

Defined Benefit Pension Plan  — Until June 30, 2006, Ms. Estey, the only current Named Executive Officer employed by the Company as of that date, earned benefits under the Lydall Pension Plan No. 1A, a defined benefit plan. The benefits under the Lydall Pension Plan No. 1A were frozen as of June 30, 2006, and all active participants were fully vested on that date, regardless of their years of credited service. The Lydall Pension Plan No. 1A was merged with the Company’s other two defined benefit pension plans effective December 31, 2010, and renamed “The Lydall Pension Plan”. Under The Lydall Pension Plan, the Named Executive Officers are eligible for a normal retirement benefit at age 65, or a reduced early retirement benefit if they meet the age and service requirements under the plan. Service continues to accumulate after June 30, 2006 for early retirement eligibility. Credited service cannot exceed actual years of service with the Company. The annual benefit payable at normal retirement, in a single life annuity, is equal to 2% of eligible compensation for all years of service from January 1, 1980 through the last payroll period ending before June 30, 2006 (1.75% of 1980 compensation for all years before 1980). The actuarial present value of accumulated benefits payable to each Named Executive Officer under The Lydall Pension Plan is summarized in the table below entitled “Pension Benefits for 2011.”

Welfare Plans  — The Company offers a health care plan that provides medical, dental, prescription drug, and vision coverage to its employees, including the Named Executive Officers.

Fiscal 2012 Executive Compensation Components

At the Company’s annual meeting of shareholders held in April 2011, over 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation, and maintained this general approach in 2011. The Compensation Committee will continue to consider the annual vote results for the Company’s say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

The 2012 compensation for the Named Executive Officers consists of similar elements as were included with respect to 2011. The 2012 compensation was subjectively determined based on the factors described above under “Determining Compensation.” The Committee did not assign any specific weights to the various factors it considered.

No adjustments were made to the base salaries of any of the Named Executive Officers for 2012 after consideration by the Committee of competitive pay practices (as informed by the individual experience of the Committee members, the Company’s experiences in recruiting new executive officers, and the survey data referred to above), the executive’s individual performance, responsibilities, and experiences (as informed by the input received from the CEO with respect to each other executive officer and the Board’s annual evaluation of the CEO), the Company’s performance and financial condition, the results of the say-on-pay vote held at the 2011 Annual Meeting, and external market and economic conditions. The Committee elected to provide additional incentives for superior performance by increasing the potential maximum payout under the AIP if performance metrics under the AIP are exceeded. As revised, the maximum bonus that can be earned by the Named Executive Officers is now 200% of such individual’s target bonus amount, up from 110% in 2011. The Committee also added a requirement that, in order to receive AIP payouts, a participant must continue to be employed on the date such payout is to be made.

With respect to the AIP for 2012, in December 2011, the Committee approved the following performance metrics that will be used in determining AIP payments for 2012. For each of the Named Executive Officers (each of whom was a corporate headquarters employee as of

January 1, 2012): (i) operating income will continue to represent 50% of executive’s cash bonus opportunity; (ii) reflecting improvements in the Company’s liquidity, the weighting of the free cash flow metric has been reduced from 50% to 25%; and (iii) a new gross margin metric, weighted at 25%, has been added to highlight the Company’s strategic focus on improving gross margins.

In December 2011, the Committee approved time-based incentive stock option awards related to the Named Executive Officer compensation packages for 2012, but deferred the grant of restricted stock awards related to 2012 compensation to a later date. Similar to the awards made in connection with the compensation packages for 2011, the December 2011 time-based stock option awards vest in equal installments over four years. The grant of restricted stock awards – which are expected to be made in the form of performance shares – was deferred.

The following is a summary of the time-based stock option awards that were granted to the Named Executive Officers on December 19, 2011 as part of the compensation package for 2012:

Named Executive Officer	Time-Based Stock Option Award (December 19, 2011)
	Number of Shares	Grant Date Fair Value(1) ($)
Dale G. Barnhart	25,000	135,855
Erika H. Steiner	10,000	54,342
Paul G. Igoe	15,000	81,513
Mona G. Estey	10,000	54,342
Peter M. Kurto*	15,000	81,513
(1)	The amounts reflected in this column represent the grant date fair value determined in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718.
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.

While the stock options reflected in the table above related to each Named Executive Officer’s compensation package for 2012, because these stock options were granted in 2011, they are reflected in the Summary Compensation Table as a 2011 compensation item and in the table titled “Grants of Plan-Based Awards For 2011.”

Stock Ownership

The Board has developed and implemented share ownership guidelines that cover all directors who are not employees of Lydall (“Outside Directors”) and certain senior executive officers, including all of the Named Executive Officers. The share ownership guidelines are designed to link the personal financial interests of the covered individuals to the Company’s success and better align their interests with the interests of the Company’s stockholders.

The Company’s Corporate Governance Guidelines establish share ownership guidelines for Outside Directors (the “Outside Director Ownership Guidelines”). The Outside Director Ownership Guidelines provide that each Outside Director of the Company should acquire and hold shares of Company Common Stock equal in cost to four times the current annual stock retainer paid to each Outside Director. The guidelines stipulate that the required stock ownership level for Outside Directors should be achieved within the later of: (i) five years of the first adoption of the Corporate Governance Guidelines (which was February 23, 2006), (ii) five years of the date such person is first elected an Outside Director of the Company, unless a waiver is granted by the Compensation Committee or (iii) as to any increased stock ownership level resulting from an increase in the annual stock retainer, five years from the date of such increase. Currently, all of the Company’s Outside Directors own a sufficient number of the Company’s shares to meet the applicable stock ownership level established by the Outside Director Ownership Guidelines, except for Mr. Giles (who was first elected a Director on April 25, 2008 and therefore does not need to meet the above stock ownership level until April 25, 2013).

The Company’s Stock Ownership Guidelines for senior executive officers (the “Officer Ownership Guidelines”) establish share ownership requirements for the Chief Executive Officer, the Chief Financial Officer and Business Unit Presidents and all other Section 16 officers of the Company, which includes all of the Named Executive Officers. Under the Officer Ownership Guidelines, the Chief Executive

Officer is expected to acquire and hold shares of the Company’s Common Stock having a fair market value equal to two times his annual base salary; all other officers covered by the Officer Ownership Guidelines are expected to acquire and hold shares of the Company’s Common Stock having a fair market value equal to one times his or her annual base salary. Qualifying ownership interests for purposes of the Officer Guidelines include:

•	shares owned outright by the individual, or by members of his or her immediate family residing in the same household, whether held individually or jointly, including shares held in any qualified retirement accounts;
•	shares held in trust for the benefit of the individual or his or her immediate family, or by a family limited partnership or other similar arrangement;
•	shares acquired upon exercise of stock options awarded pursuant to the Company’s stock incentive compensation plans;
•	shares of time-based restricted stock awarded pursuant to the Company’s stock incentive compensation plans (whether or not vested);
•	performance shares awarded pursuant to the Company’s stock incentive compensation plans, but only to the extent that such shares are determined based upon certification by the Compensation Committee that the relevant performance objective has been satisfied (whether or not vested); and
•	shares acquired through the Company’s employee stock purchase plan.

The targeted stock ownership amount for each covered individual is determined as of the later of January 1, 2010, or the date such individual first becomes subject to the Officer Ownership Guidelines. Each covered individual is expected to achieve compliance with his or her applicable targeted stock ownership amount on or before the later of December 31, 2014 or the date that is five years after the date the individual becomes subject to the Officer Ownership Guidelines. For purposes of determining whether a covered individual’s stock ownership amount satisfies the Officer Ownership Guidelines, the fair market value of the Company’s Common Stock is the closing price of the Company’s stock immediately preceding January 1, 2010 (or such other date that immediately precedes the date the individual first becomes subject to the Officer Ownership Guidelines). Since the Officer Guidelines were implemented in early 2010 and since the deadline to achieve compliance is more than two and a half years after the date of this Proxy Statement, none of the Named Executive Officers currently owns a sufficient number of the Company’s shares to satisfy the required stock ownership level.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation in excess of $1 million paid to specified executive officers of public companies, unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. However, to ensure that the Committee maintains the flexibility to structure executive compensation in ways that best promote the interests of the Company, the Committee will not necessarily always seek to limit executive compensation to that deductible under Section 162(m) of the Code. In fiscal 2011, all of the compensation for the Named Executive Officers was deductible by the Company. The stock options awards granted in December 2010 and December 2011 are intended to qualify as “performance-based compensation” and therefore not be subject to Section 162(m)’s limitation on deductibility.

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) is composed of independent Directors, as defined under the NYSE rules, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. The Committee was appointed by the Board and chartered to oversee the compensation of Lydall executives and Directors and to review and approve all incentive programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Committee’s charter can be found on www.lydall.com.

Matthew T. Farrell
Marc T. Giles

William D. Gurley, Chair
Suzanne Hammett

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2011 Summary Compensation Table

The following table shows the compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years 2011, 2010 and 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) (e)	Option Awards(1) (f)	Non-Equity Incentive Plan Compensation(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) (h)	All Other Compensation(4) (i)	Total ($) (j)
Dale G. Barnhart, President and Chief Executive Officer	2011	496,112	—	0	135,855	279,485	—	55,024	966,476
	2010	477,715	—	351,000	131,676	209,031	—	62,042	1,231,464
	2009	462,923	—	678,260	135,608	—	—	66,098	1,342,889
Erika H. Steiner, Vice President, Chief Financial Officer & Treasurer	2011	280,087	—	0	54,342	78,930	—	33,568	446,927
	2010	276,057	—	136,500	65,838	60,500	—	37,228	576,123
	2009	46,538	—	132,810	42,894	—	—	30,359	252,601
Paul G. Igoe, Vice President, General Counsel & Secretary*	2011	232,530	—	0	81,513	57,353	—	29,968	401,364
	2010	230,885	—	93,600	43,892	44,275	—	26,926	439,578
	2009	—	—	—	—	—	—	—	—
Mona G. Estey, Vice President – Human Resources*	2011	211,838	—	0	54,342	52,242	58,727	31,701	408,850
	2010	208,186	—	39,000	43,892	39,881	26,788	28,383	386,130
	2009	—	—	—	—	—	—	—	—
Peter M. Kurto, former Vice President, Business Development & Senior Vice President – Life Sciences*	2011	208,812	—	0	81,513	53,511	—	23,240	367,076
	2010	—	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—	—
*	Mr. Igoe and Ms. Estey were not Named Executive Officers in 2009, and Mr. Kurto was not a Named Executive Officer in 2009 and 2010; therefore, no compensation information for these individuals is provided for these years. Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.
(1)	The amounts in Columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.
(2)	The amounts in Column (g) reflect amounts payable under the Company’s Annual Incentive Performance Program, which are in the form of an annual cash bonus. Please refer to the “Annual Incentive Performance Program” of the Compensation Discussion and Analysis for additional information related to the Bonus Program.
(3)	The interest rate and mortality assumptions used to compute the change in pension shown in Column (h) are the same as used in the Company’s financial statements, except no pre-retirement decrements are reflected in these calculations.
(4)	The amounts shown in Column (i) for 2011 are comprised of the following:

Barnhart:  Car allowance and personal gas usage ($14,601), executive life insurance premium ($22,569), executive disability insurance premium ($8,004), 401(k) Plan match ($9,800), and gift card ($50)

Steiner:  Car allowance and personal gas usage ($12,219), executive life insurance premium ($8,212), executive disability insurance premium ($3,287), 401(k) Plan match ($9,800), and gift card ($50)

Igoe:  Car allowance and personal gas usage ($13,555), executive life insurance premium ($4,097), executive disability insurance premium ($2,466), 401(k) Plan match ($9,800), and gift card ($50)

Estey:  Car allowance and personal gas usage ($12,704), executive life insurance premium ($6,262), executive disability insurance premium ($2,485), 401(k) Plan match ($9,800), fitness reimbursement ($400) and gift card ($50)

Kurto:  Car allowance and personal gas usage ($13,390), 401(k) Plan match ($9,800), and gift card ($50)

Grants of Plan-Based Awards For 2011

The following table provides information regarding stock options and cash incentive awards granted during 2011 to the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)	Exercise or Base Price of Option Awards (5) ($/ share) (k)	Grant Date Fair Value of Stock and Option Awards(6) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Dale G. Barnhart		99,222	396,889	436,578
	12/19/11				—	—	—	—	25,000	8.94	135,855
Erika H. Steiner		28,009	112,035	123,238
	12/19/11				—	—	—	—	10,000	8.94	54,342
Paul G. Igoe		20,346	81,386	89,525
	12/19/11				—	—	—	—	15,000	8.94	81,513
Mona G. Estey		18,536	74,143	81,557
	12/19/11				—	—	—	—	10,000	8.94	54,342
Peter M. Kurto*		5,481	73,084	80,392
	12/19/11				—	—	—	—	15,000	8.94	81,513
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.
1)	The amounts shown as Estimated Possible Payouts Under Non-Equity Incentive Award Plans represent potential cash payouts to the named persons under the AIP for salaried employees with respect to 2011 consolidated and business unit performance metrics. Under the terms of the AIP, for corporate participants, a bonus is earned when the consolidated operating income or consolidated free cash flow target ranges are met. For business unit participants, bonus is earned when consolidated operating income or consolidated free cash flow target ranges or business unit operating income or business unit free cash flow target ranges are met. The amount shown in the “threshold” column represents the amount payable upon the achievement of the minimum consolidated operating income or free cash flow thresholds and respective individual business unit operating income or free cash flow thresholds. The amount shown in the “target” column represents the amount payable at one times the target bonus opportunity. Under the terms of the AIP, the maximum payout is 110% of the individual’s target bonus. See the “Fiscal Year 2011 Summary Compensation Table” above for amounts actually paid.
2)	There were no performance-based grants in 2011.
3)	There were no time-based restricted grants in 2011.
4)	The amounts shown in column (j) reflect the number of option awards granted to each Named Executive Officer as stock option awards in 2011 under the Stock Plan.
5)	The amounts shown in column (k) represent the exercise price of the stock option award granted to each Named Executive Officer in column (j) under the Stock Plan. This amount is the price per share the Named Executive Officer will pay to purchase each option once it has become exercisable.
6)	The amounts shown in column (l) represent the fair value of the restricted stock at the closing price on the grant date, and stock option awards on the grant date, using the Black-Scholes pricing model.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides a list of outstanding equity awards for each Named Executive Officer as of December 31, 2011.

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options(1) (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(4)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($) (j)
Dale G. Barnhart	30,000			11.12	10/23/2017
Dale G. Barnhart	4,000			9.70	12/02/2017
Dale G. Barnhart						2,500	23,725
Dale G. Barnhart	3,750	1,250		4.64	12/08/2018
Dale G. Barnhart								30,000	284,700
Dale G. Barnhart								47,000	446,030
Dale G. Barnhart						37,600	356,824
Dale G. Barnhart	21,901*	21,901*		5.54	12/10/2019
Dale G. Barnhart	99	99		5.54	12/10/2019
Dale G. Barnhart								45,000	427,050
Dale G. Barnhart	7,395*	22,185*		7.80	12/8/2020
Dale G. Barnhart	105	315		7.80	12/8/2020
Dale G. Barnhart		25,000		8.94	12/18/2021
Erika H. Steiner	6,000	6,000		5.51	11/3/2019
Erika H. Steiner						2,500	23,725
Erika H. Steiner	1,000	1,000		5.54	12/10/2019
Erika H. Steiner						5,600	53,144
Erika H. Steiner								12,000	113,880
Erika H. Steiner	3,750	11,250		7.80	12/8/2020
Erika H. Steiner								7,500	71,175
Erika H. Steiner								10,000	94,900
Erika H. Steiner		10,000		8.94	12/18/2021
Paul G. Igoe	3,750	3,750		5.51	11/3/2019
Paul G. Igoe						2,500	23,725
Paul G. Igoe	1,500	1,500		5.54	12/10/2019
Paul G. Igoe						4,000	37,960
Paul G. Igoe								7,500	71,175
Paul G. Igoe	2,500	7,500		7.80	12/8/2020
Paul G. Igoe								5,000	47,450
Paul G. Igoe								7,000	66,430
Paul G. Igoe		15,000		8.94	12/18/2021
Mona G. Estey	6,000			11.46	10/21/2013
Mona G. Estey	3,185*			11.08	12/7/2014
Mona G. Estey	2,815			11.08	12/7/2014
Mona G. Estey	7,500			7.65	12/6/2015
Mona G. Estey	2,500			10.87	12/6/2016
Mona G. Estey	3,000			9.70	12/2/2017
Mona G. Estey	2,250	750		4.64	12/8/2018
Mona G. Estey						750	7,118
Mona G. Estey	2,050	2,050		5.54	12/10/2019
Mona G. Estey						3,600	34,164

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options(1) (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(4)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($) (j)
Mona G. Estey								4,500	42,705
Mona G. Estey								2,000	18,980
Mona G. Estey	2,500	7,500		7.80	12/8/2020
Mona G. Estey								5,000	47,450
Mona G. Estey		10,000		8.94	12/18/2021
Peter M. Kurto**	1,650	550		4.64	12/8/2018
Peter M. Kurto**						600	5,694
Peter M. Kurto**								3,000	28,470
Peter M. Kurto**	1,750	1,750		5.54	12/10/2019
Peter M. Kurto**						3,200	30,368
Peter M. Kurto**								4,000	37,960
Peter M. Kurto**	2,500	7,500		7.80	12/8/2020
Peter M. Kurto**								7,000	66,430
Peter M. Kurto**		15,000		8.94	12/18/21
*	Denotes a non-qualified option.
**	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012. Pursuant to the terms of the 2003 Stock Plan governing the awards to Mr. Kurto, upon his termination Mr. Kurto forfeited 3,800 unvested time-based restricted stock awards,14,000 unvested performance share awards, and 24,800 unvested incentive stock option awards. Further, any vested and unexercised incentive stock options awards held by Mr. Kurto expire within three months of the date of termination of his employment.
(1)	Stock options vest at the rate of 25% per annum beginning on the first anniversary of the date of grant and expire ten years after the date of grant.
(2)	The Company has granted two types of stock awards to its Named Executive Officers (1) time-based restricted stock awards (RSA’s); and (2) performance share awards (PSA’s). In general, RSA’s granted to Named Executive Officers vest at the rate of 25% per annum beginning on the first anniversary of the date of grant. PSA’s granted to Named Executive Officers vest if, and only to the extent that, the Compensation Committee certifies achievement of the performance objectives. Except with respect to the one-year PSA’s granted in December 2009 (which vest — to the extent determined and certified by the Compensation Committee — in three equal installments on December 7 of 2011, 2012 and 2013), PSA’s vest immediately upon such certification by the Compensation Committee.
(3)	The amount shown in column (h) represents the value of the shares listed in column (g). The value was determined by multiplying the number of shares listed in column (g) by the fair market value of the Company stock on December 31, 2011.
(4)	The amount shown in column (j) represents the value of the shares listed in column (i). The value was determined by multiplying the number of shares listed in column (i) by the fair market value of the Company stock on December 31, 2011.
(5)	The amount shown in column (h) represents the value of the shares listed in column (g). The value was determined by multiplying the number of shares listed in column (g) by the fair market value of the Company stock on December 31, 2011.
(6)	The amount shown in column (j) represents the value of the shares listed in column (i). The value was determined by multiplying the number of shares listed in column (i) by the fair market value of the Company stock on December 31, 2011.

Option Exercises and Stock Vested For 2011

The following table shows stock option exercises and vesting of restricted stock awards by the Named Executive Officers during 2011, including the aggregate value of gains on the date of exercise and stock acquired on vesting and the value realized on vesting.

	Option Awards		Stock Awards
Named Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(2) ($) (e)
Dale G. Barnhart	0	0	28,800	261,772
Erika H. Steiner	0	0	4,050	38,657
Paul G. Igoe	0	0	3,250	31,705
Mona G. Estey	7,000	7,980	3,175	27,591
Peter M. Kurto*	0	0	2,200	19,118
(1)	The amount shown in column (d) represents the number of shares of stock received in 2011 pursuant to the vesting of restricted stock awards. All awards were granted under the Plan.
(2)	The amount shown in column (e) represents the fair value of the shares listed in column (d). The fair value was determined by multiplying the number of shares listed in column (d) by the fair market value of the Company stock on the date the shares vested.
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.

Pension Benefits for 2011

The following table summarizes the actuarial present value of accumulated benefits payable to each Named Executive Officer under The Lydall Pension Plan, including the number of years of service credited to each. As stated in the Compensation Discussion and Analysis, benefits under The Lydall Pension Plan were frozen as of June 30, 2006 for non-union employees, and credited service is determined as of the last payroll period ending before June 30, 2006. Interest rate and mortality assumptions used to compute the present value of benefits are the same as used in the Company’s financial statements, except no pre-retirement decrements are reflected in these calculations. The assumed retirement age is 65, which is the normal retirement age as defined in The Lydall Pension Plan. Please see the Compensation Discussion and Analysis for additional information.

Named Executive Officer (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Dale G. Barnhart	—	—	—	—
Erika H. Steiner	—	—	—	—
Paul G. Igoe	—	—	—	—
Mona G. Estey	The Lydall Pension Plan	25.5	353,424	—
Peter M. Kurto*	—	—	—	—
*	Mr. Kurto was an executive officer on December 31, 2011. His employment with Lydall ended on February 29, 2012.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into agreements with each of its Named Executive Officers, pursuant to which each such Named Executive Officer may be entitled to specified compensation and benefits upon the termination of his or her employment.

The agreements with each of Mr. Barnhart, Ms. Steiner, Mr. Igoe and Ms. Estey provide that, if an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason,” and such termination of employment does not occur within 18 months of a “change in control” (except that the agreements with Ms. Steiner and Mr. Igoe do not include a “good reason” trigger other than in the event of a change in control), the Company shall pay the executive a severance benefit equal to the sum of (i) an amount equal to the executive’s annual base salary in effect immediately preceding the date of termination, and (ii) an amount equal to the average of the executive’s annual bonuses for the three calendar years immediately preceding the date of termination (the “Severance Benefit”). The Severance Benefit generally shall be paid in equal installments spread over the twelve-month period beginning on the date of termination, unless the executive is deemed to be a “specified employee,” as that term is defined in Section 409A of the Internal Revenue Code of 1986,

as amended (a “Specified Employee”), in which case different payment rules apply. In the event that the executive elects to continue coverage under the Company’s health plan pursuant to COBRA, for a period of up to twelve months, the Company also shall pay the same percentage of the executive’s premium for COBRA coverage for the executive and, if applicable, his or her spouse and dependent children, as the Company paid at the applicable time for coverage under such plan for actively employed members of senior management. In addition, for the period beginning on the date of the executive’s termination of employment and ending on the earlier of (i) the date that is 12 months after the date of such termination of employment or (ii) the date on which the executive becomes eligible for life insurance benefits from another employer, the Company will continue to provide the life insurance benefits that the Company would have provided to the executive if the executive had continued in employment with the Company for such period, but only if the executive timely pays the portion of the premium for such coverage that members of senior management of the Company generally are required to pay for such coverage, if any. Finally, the executive is entitled to receive up to twelve months of outplacement services at a cost not to exceed $10,000. The Company’s obligation to provide the foregoing severance benefits is subject to the executive’s execution and delivery, without revocation, of a valid release of all claims against the Company.

In the event that an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason,” and such termination of employment occurs within 18 months of a “change in control” (collectively, a “Change In Control Trigger”), the Company shall pay the executive a severance benefit equal to two times the sum of (i) his/her annual rate of base salary in effect immediately preceding his/her termination of employment, and (ii) the average of his/her last three years highest annual bonuses earned under the Company’s annual bonus plan for any of the five calendar years preceding his/her termination of employment (the “COC Severance Benefit”). The COC Severance Benefit shall be paid in a lump sum within thirty days after the date of termination, unless the executive is deemed to be a Specified Employee, in which case different payment rules apply. Upon the occurrence of such a Change In Control Trigger, the Company shall pay the executive a bonus for the year of termination in an amount equal to a specified portion of the executive’s target bonus opportunity for the year of termination. In general, for a period of up to 24 months, the executive is entitled to remain covered by the medical, dental, life insurance and, if reasonably commercially available through nationally reputable insurance carriers, long-term disability plans of the Company that covered the executive immediately prior to the termination of his or her employment, as if he or she had remained in the employ of the Company, except that, for Mr. Kurto, such period was 12 months after the date of termination of his employment. The executive is entitled to receive the outplacement services described above and the vesting of all unvested stock options and restricted stock awards shall be accelerated in full. Finally, the executive is entitled to an automobile allowance for a period of up to 24 months (except Mr. Kurto’s entitlement was limited to 12 months).

The agreement with Mr. Kurto was the same as the agreement with Mr. Barnhart and Ms. Estey, except that: (i) Mr. Kurto’s Severance Benefit was equal to 50 percent of the sum of his annual base salary in effect immediately preceding the date of termination and an amount equal to the average of his annual bonuses for the three calendar years immediately preceding the date of termination; (ii) Mr. Kurto’s Severance Benefit would have been paid in installments at the times that salary payments are normally made by the Company; (iii) in the event that Mr. Kurto had elected to continue coverage under the Company’s health plan pursuant to COBRA, for a period of up to six months, the Company would have paid the same percentage of Mr. Kurto’s premium for COBRA coverage for Mr. Kurto and, if applicable, his spouse and dependent children, as the Company paid at the applicable time for coverage under such plan for actively employed members of senior management; (iv) Mr. Kurto’s agreement did not include a provision allowing him to terminate his employment for “good reason” following a change in control; and (v) Mr. Kurto’s agreement provided a change in control severance benefit equal to 50 percent of the sum of (a) his annual rate of base salary in effect immediately preceding his termination of employment and (b) the average of his last three years highest annual bonuses earned under the Company’s annual bonus plan for any of the five calendar years preceding his termination of employment.

Set forth below is a summary of the payments that would have been made to the each of the Named Executive Officers had the below-specified event occurred on December 31, 2011.

BENEFITS BY TRIGGERING EVENT ON DECEMBER 31, 2011	Dale G. Barnhart	Erika H. Steiner	Paul G. Igoe	Mona G. Estey	Peter M. Kurto*
Death
Bonus – Bonus for the year of death equal to a pro rata portion of the average of the three highest annual bonuses earned in the five years preceding year of death	94,677	—	—	35,876	—
COBRA for family for 12 months, less employee contribution	4,641	—	—	—	—
Executive Life Insurance proceeds	1,984,448	840,261	697,590	635,514	—
Aggregate Total in Event of Death	2,083,766	840,261	697,590	671,390	—
Disability
Base salary – 12 months, less payments made to NEO under any Company disability programs	196,112	—	—	24,614	—
Bonus – Pro rata bonus for the calendar year of termination	279,485	—	—	52,242	—
COBRA(1) for NEO and family for 12 months, less employee contribution	9,254	—	—	4,641	—
Life Insurance(1,2) coverage for 12 months less employee contribution	23,224	—	—	6,459	—
Executive Disability Insurance proceeds	180,000	86,256	80,628	67,224	—
Aggregate Total in Event of Disability	688,075	86,256	80,628	155,180	—
Cause(3) Termination or Voluntary Resignation (other than good reason self-quit)
No additional benefits	—	—	—	—	—
Aggregate Total in Event of Cause(3) Termination or Voluntary Resignation	—	—	—	—	—
Non-cause Termination or Good Reason(4) Self Quit
Severance – base salary for 12 months (for Mr. Kurto, 50% of annual base salary)(5)	496,112	280,087	232,530	211,838	—
Bonus – in an amount equal to the average of the three preceding years’ annual bonuses earned, paid over 12 months (for Mr. Kurto, 50% of average of the three preceding years’ annual bonuses earned)(5)	69,677	30,250	22,138	13,294	—
COBRA(1) for NEO and family for maximum of 12 months, less employee contribution (for Mr. Kurto, maximum of 6 months)	9,254	7,354	11,950	4,641	—
Life Insurance coverage for 12 months less employee contribution(1,2)	23,224	8,460	4,245	6,459	—
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	—
Aggregate Total in Event of Non-Cause Termination or Good Reason Self Quit	608,267	336,151	280,863	246,232	—

BENEFITS BY TRIGGERING EVENT ON DECEMBER 31, 2011	Dale G. Barnhart	Erika H. Steiner	Paul G. Igoe	Mona G. Estey	Peter M. Kurto*
Change of Control Termination Benefit Including Good Reason Self-Quit After Change of Control(6)
Severance – Lump-sum severance benefit equal to two times annual base salary plus an average of the three highest annual bonuses earned in the five years preceding year of termination (for Mr. Kurto, 50% annual base salary plus an average of the three highest annual bonuses earned in the five years preceding year of termination)(7)	1,181,578	620,674	509,336	495,428	—
Year of Termination Bonus – equal to a pro rata portion of target bonus opportunity, payable in a lump sum (7,8)	396,889	112,035	81,386	74,143	—
Medical, dental, life and if applicable, long term disability coverage for 24 months under the Company’s plans, for NEO and family, less employee contribution (for Mr. Kurto, period is 12 months)(2)	87,729	44,967	40,779	34,248	—
Stock option/award vesting acceleration(9)	1,683,067	409,167	288,515	180,327	—
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	—
Car allowance for 24 months; Kurto for 12 months	24,000	19,200	19,200	19,200	—
Aggregate Total in Event of Change of Control	3,383,263	1,216,043	949,216	813,346	—
*	Mr. Kurto voluntarily resigned his employment with Lydall, effective as of February 29, 2012. Accordingly, no severance benefits were actually triggered for Mr. Kurto and, therefore, the above table does not include any hypothetical termination benefits payable to Mr. Kurto.
(1)	Both COBRA and life insurance are limited to 12 months or until the date eligible for other coverage under another employer.
(2)	If applicable insurance coverage is not available for the NEO, the Company must arrange alternate coverage at a cost not to exceed 125 percent of the Company’s group coverage cost.
(3)	Cause is defined as (i) act or acts of dishonesty or fraud resulting or intended to result directly or indirectly in substantial gain or personal enrichment to which the executive was not legally entitled at the expense of the Company or any of its subsidiaries; (ii) willful material breach by executive of his or her duties or responsibilities resulting in demonstrably material injury to the Company or any of its subsidiaries; (iii) conviction of a felony or any crime of moral turpitude; (iv) habitual neglect or insubordination where executive has been given written notice but has failed to cure (where susceptible to cure) within 30 days following such notice; or (v) material breach by NEO of his or her obligations under any non-compete agreements.
(4)	Mr. Kurto is not entitled to exercise a good reason self-quit and receive severance benefits under any circumstances. Ms. Steiner and Mr. Igoe are entitled to exercise a good reason self-quit trigger and receive severance benefits only in the event of a Change of Control. Good reason is defined as: without the Executive’s written consent i) a significant reduction in the scope of the NEO’s authority, functions, duties or responsibilities; ii) any reduction in the NEO’s base salary, other than an across-the-board reduction; iii) any material breach by the Company of any provision of the Agreement without the NEO having committed any material breach of the NEO’s obligations, which breach is not cured within 30 days following written notice to the Company of such breach.
(5)	If NEO is covered by 409A, the first six months will be paid in a lump sum six months after termination date, with the remainder paid monthly.
(6)	Except for Mr. Kurto, who is not entitled to exercise good reason self-quit following a Change of Control, these benefits are paid if termination occurs or if the NEO exercises good reason self-quit within 18 months of a Change of Control, defined as (i) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (ii) the election to the Board of a majority of Directors who were not approved by a majority of the current Directors; (iii) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (iv) a sale or disposition of all or substantially all of the assets of the Company. As a condition to the receipt of any severance benefits (whether in the context of a Change in Control or otherwise), each NEO is required to execute and deliver to the Company a valid and binding release of all claims. The agreements with each of the NEO’s also provide that the Company shall pay all reasonable attorneys’ fees incurred by the NEO in seeking to enforce any right under his or her respective agreement if and to the extent that the NEO substantially prevails.
(7)	If NEO is covered by 409A, payment will be in a lump sum six months after termination date.
(8)	If there is no expected bonus opportunity in year of termination, a bonus shall be paid equal to a pro rata portion of the prior year’s awarded bonus.
(9)	Under the 2003 Stock Plan, vesting of options and restricted stock awards would be accelerated for all optionees in the event of a change of control.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon exercise of options and rights under all of the Company’s existing equity compensation plans at December 31, 2011. The additional shares that would be authorized if shareholders approve the 2012 Stock Plan at the Annual Meeting are not reflected in the following table. The number of securities remaining available for issuance under all of the Company’s existing equity compensation plans at December 31, 2011 was 397,723 and includes 352,812 shares that may be issued as restricted stock, performance shares and other stock awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,281,888	$6.51	397,723
Equity compensation plans not approved by security holders	0	0	0
Total	1,281,888	$6.51	397,723

2011 DIRECTOR COMPENSATION

Board compensation for Directors during fiscal year 2011 is summarized in the table below:

	Fees and Retainers Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kathleen Burdett	62,500	36,014	0	—	—	—	98,514
W. Leslie Duffy, Esq.	115,500	36,014	0	—	—	—	151,514
Matthew T. Farrell	58,000	36,014	0	—	—	—	94,014
Marc T. Giles	50,000	36,014	0	—	—	—	86,014
William D. Gurley	56,000	36,014	0	—	—	—	92,014
Suzanne Hammett	52,500	36,014	0	—	—	—	88,514
S. Carl Soderstrom, Jr.	59,000	36,014	0	—	—	—	95,014
(1)	The amounts reflected in this column represent the aggregate amount of cash fees and retainers earned or paid during 2011 for services as a Director, including committee chair and membership retainers, meeting fees and, in the case of Mr. Duffy, a $75,000 cash retainer for his service as Chair of the Board.
(2)	As explained in more detail below in the section captioned “Non-Cash Retainers,” Outside Directors automatically receive Stock Awards in lieu of the annual cash retainer that otherwise would be payable. Each Stock Award is fully vested as of the date of grant and, in 2011, consisted of that number of shares of the Company’s Common Stock having a value equal to $36,000, subject to adjustment for rounding. The amounts reflected in this column represent the aggregate grant date fair values of such Stock Awards computed in accordance with ASC 718.
(3)	In 2011, the Board voted to modify the 2003 Stock Plan to suspend the automatic award of stock options to Outside Directors and, accordingly, no stock option awards were made to Outside Directors in 2011. Outside Directors had the following number of stock options outstanding (including vested and exercisable and unvested) at December 31, 2011: Ms. Burdett 31,041; Mr. Duffy 32,054; Mr. Farrell 31,041; Mr. Giles 18,682; Mr. Gurley 24,391; Ms. Hammett 32,054; and Mr. Soderstrom 31,041.

Meeting Fees and Cash Retainers

During 2011, all Outside Directors were paid $1,500 for each meeting of the Board attended, as well as $1,500 for any standing committee meetings attended by committee members. Telephonic participation fees are $1,000 per meeting.

The Chair of the Board received an annual cash retainer of $75,000 for his service as Chair. The chairs of the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee received annual cash retainers in the respective amounts of $7,500; $5,000 and $5,000. Additionally, each member of the Audit Review Committee, including the Chair, received a cash retainer of $6,000.

On February 24, 2011, the Board approved the following changes in the form and amount of cash compensation that is payable to the Outside Directors, effective as of January 1, 2011:

•	The payment of a $25,000 annual cash fee payable to all Outside Directors in arrears in two equal installments on each of June 30 and December 31; and
•	The increase to the annual retainer paid to the Chair of the Audit Review Committee from $6,000 to $7,500, payable in arrears in two equal installments on each of June 30 and December 31.

Prior to recommending the foregoing changes in Outside Director compensation to the full Board, the Compensation Committee conducted a review of director compensation and consulted with the Committee’s independent compensation consultant.

Stock Options

By resolution adopted and effective on February 24, 2011, the Board approved the recommendations of the Compensation Committee to modify certain provisions of the Amended and Restated 2003 Stock Incentive Compensation Plan (the “2003 Stock Plan”) with respect to Outside Director Compensation. The modifications approved by the Board to the Stock Plan included:

•	The suspension of the automatic annual grants to Outside Directors of non-qualified stock options covering 325 shares of Common Stock (in lieu of cash-based retirement benefits) and 3,000 shares of Common Stock; and
•	The replacement of the automatic one-time grant to newly elected Outside Directors of non-qualified stock options covering the lesser of 9,000 shares of Common Stock or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $100,000, with an automatic one-time grant of 6,000 restricted shares of Common Stock, vesting in three annual installments commencing one year after the date of grant (the “Initial Restricted Stock Grant”).

As with respect to the changes to the cash compensation paid to outside Directors, the Compensation Committee conducted a review of director compensation and consulted with the Committee’s independent compensation consultant with respect to the elimination of the automatic stock option grants to Outside Directors. Pursuant to these changes, no stock options were granted to Outside Directors in 2011. Further, since no current Outside Director of the Company was first elected to the Board in 2011, no Initial Restricted Stock Grants were awarded in 2011.

Non-Cash Retainers

Under the Stock Plan, on June 30 and December 31 of each year during the term of the 2003 Stock Plan, each Outside Director automatically receives a Stock Award (as that term is defined in the Stock Plan) consisting of that number of whole shares of Common Stock of the Company obtained by dividing 50% of the Annual Stock Retainer Amount (as that term is defined in the Stock Plan) then in effect by the fair market value of a share of Common Stock as of the date of grant, in each case rounded upward to the nearest number of whole shares. In 2011, pursuant to resolutions duly adopted by the Compensation Committee on December 3, 2007, the annual stock retainer for each Outside Director was $36,000; accordingly, under the terms of the 2003 Stock Plan, each Outside Director received $18,000 worth of Common Stock of the Company on June 30, 2011, which was equivalent to 1,506 shares, and $18,000 of Common Stock of the Company on December 31, 2011, which was equivalent to 1,897 shares.

Director Deferred Compensation and Retirement Benefits

On March 6, 1991, the Company adopted a Deferred Compensation Plan (the “Deferred Compensation Plan”) under which all persons serving as Directors on or after January 1, 1991, were entitled to participate (except that, pursuant to an amendment dated March 4, 1994, employees of the Company serving as Directors were not entitled to participate other than the Company’s President and Chief Executive Officer). Under the Deferred Compensation Plan, eligible Directors were entitled to receive “Past Service Benefits” equal to $3,000 times the number of years a participant served as a Director prior to January 1, 1991, and “Future Service Benefits” equal to $6,000 times the number of years a participant serves as a Director after December 31, 1990. The Deferred Compensation Plan provides that for purposes of calculating the amount of the Past Service Benefits and Future Service Benefits, participants are credited with a full year of service for each calendar year or part thereof of service rendered. A participant accrues 100% of his or her Past Service Benefits upon reaching age 62 or older while serving as a Director of the Company. A participant is fully vested in accrued Past Service Benefits upon completing five years of service as a Director of the Company. Accrued and vested benefits under the Deferred Compensation plan are paid in a cash lump sum as soon as practicable after the later of the date the participant ceases to serve as a Director of the Company or the date the participant attains age 62. The Deferred Compensation Plan is unfunded. In December 1996, the Deferred Compensation plan was amended a second time (the “1996 Amendment”) such that Future Service Benefits were defined as equal to $6,000 times the number of years a participant serves as a Director of the Company after December 31, 1990, and prior to January 1, 1997. The 1996 Amendment also provided that no Past Service Benefits or Future Service Benefits would accrue on or after January 1, 1998.

No payments were made to any current or former Director of the Company in 2011 under the Deferred Compensation Plan. Pursuant to the 1996 Amendment, no additional benefits under the Deferred Compensation Plan accrued with respect to any Director in 2011. The only Director of the Company, past or current, who is entitled to any accrued benefits under the Deferred Compensation Plan, is W. Leslie Duffy. Since Mr. Duffy continues to serve as a Director of the Company, he is not currently entitled to payment of his accrued benefits under the Deferred Compensation Plan. The value of Mr. Duffy’s accrued benefits under the Deferred Compensation Plan is $30,000.

Inside Director

Mr. Barnhart, as the only Employee Director, does not receive any compensation for his Board activities. His compensation as an executive is disclosed in the Summary Compensation Table.

SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN
OFFICERS AND 5% BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 1, 2012 by: each of our directors; each of our named executive officers; all of our directors and officers as a group; and each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days after March 1, 2012 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable, and except as otherwise set forth below, the address of the beneficial owner is c/o Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
(a)
Dale G. Barnhart	270,089	(1)	1.58%
Kathleen Burdett	61,778	(2)	*
W. Leslie Duffy, Esq., Chairman	79,897	(3)	*
Matthew T. Farrell	68,371	(4)	*
Marc T. Giles	30,681	(5)	*
William D. Gurley	59,221	(6)	*
Suzanne Hammett	65,936	(7)	*
S. Carl Soderstrom, Jr.	51,229	(8)	*
(b)
Erika H. Steiner	52,014	(9)	*
Paul G. Igoe	36,919	(10)	*
Mona G. Estey	62,019	(11)	*
Peter M. Kurto**	8,890	(12)	*
(c)
Directors and Executive Officers as a Group (12 persons)	853,528		4.98%
(d)
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,656,320	(13)	9.66%***
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746	1,455,284	(14)	8.48%***
Van Den Berg Management, Inc. 805 Las Cimas Parkway Suite 430 Austin, TX 78746	1,336,354	(15)	7.79%***
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,136,510	(16)	6.63%***
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,120,360	(17)	6.53%***
*	Represents less than one percent of our outstanding Common Stock.

**	Mr. Kurto’s employment by Lydall ended on February 29, 2012 and, as a result, all of his unvested stock options and restricted shares terminated as of that date.
***	Ownership percentages were obtained from Schedule 13G filings and reflect the number of shares of Common Stock held as of December 31, 2011.
(1)	Includes 67,250 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012; 2,500 time-based Restricted Stock Award (“RSA”) shares granted under the Stock Plan that carry full voting rights; and 159,600 Performance Share Award (“PSA”) shares granted under the Stock Plan that carry full voting rights.
(2)	Includes 28,682 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012.
(3)	Includes 29,695 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012.
(4)	Includes 28,682 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012.
(5)	Includes 16,323 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012.
(6)	Includes 22,032 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012.
(7)	Includes 29,695 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012.
(8)	Includes 28,682 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012.
(9)	Includes 10,750 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012; 2,500 RSA shares granted under the Stock Plan that carry full voting rights; and 35,100 PSA shares granted under the Stock Plan that carry full voting rights.
(10)	Includes 7,750 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012; 2,500 RSA shares granted under the Stock Plan that carry full voting rights; and 23,500 PSA shares granted under the Stock Plan that carry full voting rights.
(11)	Includes 31,800 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2012; 750 RSA shares granted under the Stock Plan that carry full voting rights; and 15,100 PSA shares granted under the Stock Plan that carry full voting rights.
(12)	Includes 5,900 shares of Common Stock issuable pursuant to presently exercisable stock options.
(13)	As of December 31, 2011, based on information reported in Schedule 13G filed with the SEC on February 14, 2012 jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. As set forth in the Schedule 13G, T. Rowe Price Associates, Inc. had, as of December 31, 2011, sole voting power with respect to 6,320 shares, sole dispositive power with respect to 1,656,320 shares, and does not share voting or dispositive power with respect to any of the shares held. As set forth in the Schedule 13G, T. Rowe Price Small-Cap Value Fund, Inc. had, as of December 31, 2011, sole voting power with respect to 1,650,000 shares and did not have sole dispositive power, shared voting power or shared dispositive power over any shares held.
(14)	As of December 31, 2011, based on information reported in Schedule 13G filed with the SEC on February 10, 2012. As set forth in the Schedule 13G, Dimensional Fund Advisors LP had, as of December 31, 2011, sole voting power with respect to 1,428,737 shares, sole dispositive power with respect to 1,455,284 shares and did not have shared voting or shared dispositive power with respect to any shares held.
(15)	As of December 31, 2011, based on information reported in Schedule 13G filed with the SEC on February 14, 2012. As set forth in the Schedule 13G, Van Den Berg Management, Inc. has sole voting and sole dispositive power with respect to all of the shares held.
(16)	As of December 31, 2011, based on information reported in Schedule 13G filed with the SEC on January 18, 2012. As set forth in the Schedule 13G, Royce & Associates, LLC had, as of December 31, 2011, sole voting power with respect to 1,136,510 shares, sole dispositive power with respect to 1,136,510 shares and did not have shared voting or dispositive power with respect to any shares held.
(17)	As of December 30, 2011, based on information reported in Schedule 13G filed with the SEC on January 20, 2012. As set forth in the Schedule 13G, BlackRock, Inc. has sole voting and sole dispositive power with respect to all of the shares held.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors, persons who own more than 10% of a registered class of the Company’s equity securities, and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (“Beneficial Ownership Reports”) with the SEC and furnish copies of such reports to the Company. Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2011, except with respect to Ms. Estey, who did not file a Form 4 report within the required two day period with respect to an option exercise and related disposition of shares to the Company in payment of the exercise price. These transactions, which occurred on October 25, 2011, were reported for Ms. Estey on a Form 4 filed on November 9, 2011.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company’s Bylaws set forth the procedures a stockholder must follow to nominate a person for election to the Board or to bring other business before a stockholder meeting. In accordance with the Company’s Bylaws, a stockholder may nominate a person for election to the Board or propose other business to be considered by the stockholders at an Annual Meeting only if the stockholder is entitled to vote at the Annual Meeting and has complied with the notice procedures set forth in the Company’s Bylaws and was a stockholder of record at the time such notice was delivered to the Secretary of the Company. Each of the procedures and requirements set forth below is mandated by the Company’s Bylaws, except with respect to the section captioned “Stockholder Proposals for 2013 Annual Meeting” (the procedures and requirements for which are mandated by SEC regulations).

Timeliness of Notice

For nominations or other business to be properly brought before an Annual Meeting, a stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the date the Annual Meeting is called for is a date that is not within thirty days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or public announcement of the date of the Annual Meeting was made, whichever first occurs.

Content of Notice for Stockholder Nominations

The stockholder’s notice of nomination of a director must provide the information stipulated in the Company’s Bylaws, which includes, among other things, the following information with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The stockholder’s notice also must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Company’s books; (ii) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person named in its notice; (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a Director if elected. The Company may require any proposed nominee to furnish such other information as it may be reasonably required to determine the eligibility of such proposed nominee to serve as a Director of the Company.

Content of Notice for Other Stockholder Proposals

If a stockholder wishes to bring matters other than proposals for Director nominations before an Annual Meeting, the stockholder’s notice must set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend The Company’s Bylaws, the language of the proposed amendment); (iii) the reasons for conducting such business at the stockholder meeting; (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the stockholder, the beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The stockholder’s notice also shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made certain additional information similar in nature and scope to the additional information required of a stockholder making a nomination for Director. The Company may require the stockholder to furnish such other information as it may be reasonably required to determine whether each proposed item of business is a proper matter for stockholder action.

Consequences of Failure to Comply

Any stockholder proposal or nomination which does not comply with the procedures set forth in the Company’s Bylaws (or other applicable law) will be disregarded, and the stockholder will not be permitted to nominate his or her candidate for election to the Board or bring any other business before the stockholder meeting.

Stockholders May Request Copies of Applicable Bylaws

A copy of the Bylaw provisions discussed above was filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K dated March 12, 2004 and may be obtained by writing to the Company at Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

Stockholder Proposals for 2013 Annual Meeting

Consistent with SEC regulations, proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2013, and which stockholders desire to have included in the Company’s proxy materials relating to such Annual Meeting, must be received by the Company no later than November 23, 2012, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s Proxy Statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement for that Annual Meeting.

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the Annual Meeting, please submit your proxy or voting instructions as described in “Options for Voting”. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A

LYDALL, INC.

2012 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2012 Stock Incentive Plan (the “Plan”) of Lydall, Inc., a Delaware corporation (“Lydall”), is to advance the interests of Lydall’s stockholders by enhancing the ability of Lydall and the Lydall Affiliates (as defined in Section 11) to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of Lydall’s stockholders. The Plan shall become effective on the date the Plan is approved by Lydall’s stockholders (the “Effective Date”). Certain terms used herein are defined in Section 11 of the Plan.

2.	Eligibility

All employees, officers and directors of Lydall or a Lydall Affiliate, as well as consultants and advisors to Lydall or a Lydall Affiliate (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act, or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), Restricted Stock (as defined in Section 6), Restricted Stock Units (as defined in Section 6), and Other Stock-Based Awards (as defined in Section 7). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and Participants need not be treated uniformly under the Plan.

3.	Administration of the Plan

(a)  Administration by Board; Delegation to Committee.  The Plan will be administered by the Board. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a Committee. The Board and, to the extent such authority has been delegated to it, a Committee: (1) shall have authority to grant Awards; (2) shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable; (3) may construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan; and (4) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement. The term “Plan Administrator” means, as applicable, the Board or a Committee. All actions and decisions by the Plan Administrator with respect to the Plan and any Awards shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. By accepting any Award, each Participant acknowledges and agrees that all actions and decisions of the Plan Administrator are final and binding.

(b)  Awards to Non-Employee Directors.  Awards to Non-Employee Directors shall be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.

4.	Stock Available for Awards

(a)  Number of Shares; Share Counting.

(1)   Authorized Number of Shares.  Subject to adjustment under Section 8, Awards may be made under the Plan for up to such number of shares of common stock, $0.10 par value per share, of Lydall (the “Common Stock”) as is equal to the sum of:

(A)  1,750,000 Shares; plus

(B)  such additional number of Shares (up to 1,237,913 Shares) as is equal to the aggregate number of Shares subject to awards granted under both the Lydall, Inc. 1992 Stock Incentive Plan and the Amended and Restated Lydall 2003 Stock Incentive Compensation Plan that are outstanding as of the Effective Date, which awards subsequently expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options, to any limitations under the Code).

Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares. Any or all Awards may be in the form of Incentive Stock Options.

(2)   Fungible Share Pool.  Subject to adjustment under Section 8, any Award that is (i) not a Full-Value Award shall be counted against the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) as one Share for each Share subject to such Award; and (ii) a Full-Value Award shall be counted against the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) as 1.32 Shares for each Share subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per Share price or per unit purchase price lower than 100% of the Fair Market Value of the Common Stock on the date of grant. To the extent a Share that was subject to an Award that counted as one Share is returned to the Plan pursuant to Section 4(a)(3), the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) will each be credited with one Share. To the extent that a Share that was subject to an Award that counts as 1.32 Shares is returned to the Plan pursuant to Section 4(a)(3), the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) will each be credited with 1.32 Shares.

(3)   Share Counting.  For purposes of counting the authorized number of Shares available for the grant of Awards under the Plan under this Section 4(a) and the sub-limit specified in Section 4(b)(2):

(A)  if any Award expires, terminates or is otherwise surrendered, canceled, forfeited or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right, the unused Shares covered by such Award shall again be available for the grant of Awards; provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; and

(B)  Shares delivered (either by actual physical delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations (including Shares retained from the Award creating the tax obligation) shall not be added back to the number of Shares available for the future grant of Awards.

(b)  Sub-limits.  Subject to adjustment under Section 8, the following sub-limits on the number of Shares subject to Awards shall apply:

(1)  Annual Per-Participant Limits.

(A)  The maximum number of Shares with respect to which Options may be granted to any Participant under the Plan shall be 500,000 per calendar year.

(B)  The maximum number of Shares with respect to which Section 162(m) Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year.

(C)  The maximum number of Shares with respect to which any other Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year.

The per-Participant limits described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m). For the avoidance of doubt, all Shares underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the sub-limit specified in this Section 4(b)(1).

(2)  Limit on Awards to Non-Employee Directors.  The maximum number of Shares with respect to which Awards may be granted to directors who are Non-Employee Directors at the time of grant shall be 15% of the maximum number of authorized Shares specified in Section 4(a)(1).

5.	Stock Options

(a)  General.  The Plan Administrator may grant options to purchase Shares (each, an “Option”) and determine the number of Shares to be covered by each Option. Options may be Incentive Stock Options or Nonqualified Stock Options. Except as set forth in the Plan, the Plan Administrator shall determine the conditions and limitations applicable to the exercise of each Option, including conditions relating to compliance with applicable securities laws, as it considers necessary or advisable.

(b)  Incentive Stock Options.  Incentive Stock Options shall only be granted to employees of Lydall or any Lydall Affiliate who are eligible under Section 422 of the Code to receive Incentive Stock Options. Incentive Stock Options shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonqualified Stock Option.

(c)  Exercise Price.  The Plan Administrator shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Award Agreement. The exercise price shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that, for the avoidance of doubt, if the Plan Administrator approves the grant of an Option with an effective date that is a specified future date, the exercise price shall be not less than 100% of the Fair Market Value on such future effective date.

(d)  Duration.  Each Option shall be exercisable at such times and subject to such terms and conditions as specified in the applicable Award Agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)  Exercise of Options.  Except as otherwise provided in the applicable Award Agreement, Options may be exercised by delivery to Lydall of a notice of exercise in a form (which may be electronic) approved by Lydall, together with payment in full of the exercise price for the number of Shares for which the Option is exercised (in the manner specified below) and any required tax withholding (in the manner specified in Section 9(d)). Shares subject to the Option will be issued (either in certificated form or the electronic equivalent thereof) as soon as practicable following exercise.

(f)  Payment Upon Exercise of Options.  Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)  in cash or by check, payable to the order of Lydall (or, to the extent provided in the applicable Award Agreement, a Lydall Affiliate);

(2)  except as may otherwise be provided in the applicable Award Agreement or approved by the Plan Administrator, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to Lydall sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to Lydall of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to Lydall cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)  to the extent provided for in the applicable Award Agreement or approved by the Plan Administrator, by delivery at the time of exercise (either by actual physical delivery or by attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Shares, if acquired directly from Lydall or a Lydall Affiliate, were owned by the Participant for such minimum period of time, if any, as may be established by the Plan Administrator, and (iii) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)  with respect to a Nonqualified Stock Option, to the extent provided for in the applicable Award Agreement or approved by the Plan Administrator, by delivery of a notice of “net exercise,” as a result of which the Participant would receive (i) the number of Shares underlying the portion of the Option being exercised, less (ii) such number of Shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)  to the extent permitted by applicable law and provided for in the applicable Award Agreement or approved by the Plan Administrator, by payment of such other lawful consideration as the Plan Administrator may determine; or

(6)  by any combination of the above forms of payment.

(g)  Limitation on Repricing.  Unless such action is approved by Lydall’s stockholders, the Company may not (except as provided for under Section 8): (1) amend any outstanding Option (or similar type of Award) granted under the Plan to provide an exercise price per Share that is lower than the then-current exercise price per Share of such outstanding Award, (2) cancel any outstanding option to purchase Shares (whether or not granted under the Plan) and grant in substitution therefor new Awards covering the same or a different number of Shares and having an exercise or purchase price per Share lower than the then-current exercise price per Share of such cancelled option, (3) cancel in exchange for a cash payment any outstanding Option (or similar type of Award) with an exercise price per Share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

(h)  No Reload.  No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)  No Dividend Equivalents.  No Option shall provide for the payment or accrual of dividend equivalents.

(j)  Minimum Vesting.  Options granted to Participants other than Non-Employee Directors that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant, unless the Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. Options granted to Non-Employee Directors that vest solely based on the passage of time shall not vest prior to the earlier of (x) the first anniversary of the date of grant and (y) the date of the first annual meeting held after the date of grant, unless the Option is granted in lieu of cash director fees otherwise earned by or payable to the Non-Employee Director. Notwithstanding the foregoing, the Plan Administrator, either at the time an Award is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to Lydall or a Lydall Affiliate under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of Lydall or a Lydall Affiliate.

6.	Restricted Stock; Restricted Stock Units

(a)  General.

(1)  Restricted Stock.  The Plan Administrator may grant Awards of Shares (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the Participant in the event that conditions specified by the Plan Administrator in the applicable Award Agreement are not satisfied. The Plan Administrator shall determine the terms and conditions of Restricted Stock, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(2)  Restricted Stock Units.  The Plan Administrator may grant Awards entitling the Participant to receive Shares to be issued at the time specified in the Award Agreement (“Restricted Stock Units”). The Plan Administrator shall determine the terms and conditions of a Restricted Stock Unit, including the conditions for vesting and the issue price, if any, of each Restricted Stock Unit, which may include a formula by which the issue price will be determined.

(b)  Terms and Conditions for All Restricted Stock Awards.

(1)  References in the Plan to “Restricted Stock Awards” apply to both Restricted Stock and Restricted Stock Units.

(2)  Except as set forth in Section 6(b)(3):

(A)  Restricted Stock Awards granted to Participants other than Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant.

(B)  Restricted Stock Awards granted to Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant (or, if earlier, through the third annual meeting held after the date of grant).

(C)  Restricted Stock Awards that do not vest solely based on the passage of time (excluding Section 162(m) Awards granted pursuant to Section 9(h)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to Non-Employee Directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

(3)  The minimum vesting requirements set forth in Section 6(b)(2) and in Section 7(b)(2) shall not apply to Restricted Stock Awards and Other Stock-Based Awards (i) granted in the aggregate for up to 10% of the authorized number of Shares specified in Section 4(a)(1) or (ii) granted to a Non-Employee Director in lieu of cash director fees otherwise earned by or payable to the Non-Employee Director. Notwithstanding any other provision of the Plan (other than Section 9(h), if applicable), the Plan Administrator may, either at the time an Award is made or at any time thereafter, waive any right to repurchase Restricted Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to a Restricted Stock Award or Other Stock-Based Award, in whole or in part, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to Lydall or a Lydall Affiliate under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of Lydall or a Lydall Affiliate.

(c)  Additional Provisions Relating to Restricted Stock.

(1)  Dividends.  Any dividends (whether paid in cash, stock or property) paid by Lydall (“Unvested Dividends”) with respect to Shares underlying an Award of Restricted Stock (“Underlying Shares of Restricted Stock”) shall be paid to the Participant only if and when such Underlying Shares of Restricted Stock become free from the restrictions on transferability and forfeitability that apply to such Shares, and shall be subject to satisfaction of any applicable tax withholding obligations under Section 9(d). Each payment of Unvested Dividends will be made no later than the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the Underlying Shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)  Voting Rights.  A Participant receiving Restricted Stock shall have voting rights as a stockholder once the Shares are issued, unless otherwise provided in the applicable Award Agreement.

(3)  Stock Certificates.  Lydall may require that any stock certificates (or the electronic equivalent thereof) issued in respect of Restricted Stock be retained or held by Lydall (or its designee). At the expiration of the restriction period applicable to the Restricted Stock and subject to satisfaction of any applicable tax withholding obligations under Section 9(d), Lydall (or such designee) shall deliver to the Participant the certificates (or the electronic equivalent thereof) no longer subject to such restrictions.

(d)  Additional Provisions Relating to Restricted Stock Units.

(1)  Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive the number of Shares specified in the Award Agreement. The Plan Administrator may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.

(2)  Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)  Dividend Equivalents.  The Award Agreement for Restricted Stock Units may, but is not required to, provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Shares (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or Shares, but in any event will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which such Dividend Equivalents are paid. The applicable Award Agreement will specify the terms and conditions of any such Dividend Equivalents. No interest will be paid on Dividend Equivalents.

7.	Other Stock-Based Awards

(a)  General.  The Plan Administrator may grant other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Stock-Based-Awards”). The Plan Administrator may grant Other Stock-Based Awards as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards will be paid in Shares.

(b)  Terms and Conditions.

(1)  Subject to the provisions of the Plan, the Plan Administrator shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(2)  Except as set forth in Section 6(b)(3):

(A)  Other Stock-Based Awards granted to Participants other than Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant.

(B)  Other Stock-Based Awards granted to Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant (or, if earlier, through the third annual meeting held after the date of grant).

(C)  Other Stock-Based Awards that do not vest solely based on the passage of time (excluding Section 162(m) Awards granted pursuant to Section 9(h)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to Non-Employee Directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

8.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)  Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of Shares, reclassification of Shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sub-limits specified in Sections 4(a) and 4(b), (iii) the minimum vesting provisions of Restricted Stock Awards and Other Stock-Based Awards specified in Sections 6(b) and 7(b), (iv) the number and class of securities and exercise price per Share of each outstanding Option, (v) the number of Shares and, if applicable, the repurchase price per Share subject to each outstanding Restricted Stock

Award and (vi) the Share and per-Share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by Lydall (or substituted Awards may be made, if applicable) in the manner determined by the Plan Administrator.

(b)  Reorganization Events.

(1)  Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)  In connection with a Reorganization Event, the Plan Administrator shall take one or more of the following actions as to outstanding Awards (other than Restricted Stock), except to the extent specifically provided otherwise in an applicable Award Agreement or another agreement between Lydall or a Lydall Affiliate and the Participant: (i) provide that such Awards shall be continued by Lydall (if Lydall is a surviving company), (ii) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (iii) provide that unvested Awards will terminate immediately prior to the consummation of such Reorganization Event, (iv) upon written notice to a Participant, provide that all of the Participant’s unexercised Options will terminate immediately prior to the consummation of such Reorganization Event following an opportunity for the Participant to exercise such unexercised Options (including, if expressly approved by the Plan Administrator, those not otherwise exercisable or vested) within a specified period following the date of such notice, (v) provide that outstanding Awards shall become exercisable, realizable, or issuable, or restrictions applicable to an Award shall lapse, prior to or upon such Reorganization Event, (vi) in the event of a Reorganization Event under the terms of which holders of Shares will receive upon consummation thereof a cash payment for each Share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of Shares subject to the Award multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award, less any applicable tax withholdings, in exchange for the termination of such Award, (vii) provide that, in connection with a dissolution or complete liquidation of Lydall, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings) or (vii) any combination of the foregoing. In taking any of the actions permitted under this Section 8(b)(1), the Plan Administrator shall not be obligated to treat all Awards, all portions of any individual Award, all Awards held by a Participant, or all Awards of the same type, identically. Notwithstanding the foregoing, Restricted Stock Units that are subject to Section 409A shall be subject to the special rules set forth in Section 10(g)(4) of the Plan.

(B)  For purposes of Section 8(b)(1)(A)(ii), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event,

(i)  such Award confers the right to purchase or receive, subject to any applicable exercise or purchase price, for each Share subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each Share held immediately prior to the consummation of the Reorganization Event (or, if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Stock); or

(ii)  if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Plan Administrator may, with the consent of the acquiring or succeeding corporation, instead provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Plan Administrator determines to be equivalent in value (as of the date of such determination or another date specified by the Plan Administrator) to the per Share consideration received by holders of outstanding Shares as a result of the Reorganization Event.

(2)  Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than a dissolution or complete liquidation of Lydall, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of Lydall (if Lydall is a surviving company) or the applicable successor and shall, unless the Plan Administrator determines otherwise, apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Plan Administrator may provide for termination or deemed satisfaction of such repurchase or other rights under the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the dissolution or complete liquidation of Lydall, except to the extent specifically provided to the contrary in the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied. Notwithstanding the foregoing, the Plan Administrator may provide that unvested Restricted Stock will be forfeited or repurchased, as applicable, immediately prior to the consummation of such Reorganization Event.

(c)  Change in Control Events.

(1)  Effect on Options.  Following a Change in Control Event, except to the extent specifically provided to the contrary in the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, each Option that is continued by Lydall or assumed or substituted pursuant to Section 8(b)(1)(A)(ii) shall be immediately exercisable in full if, on or prior to the 18-month anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with all entities that are part of the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by all entities that are part of the Company or the acquiring or succeeding corporation.

(2)  Effect on Restricted Stock Awards.  Following a Change in Control Event, except to the extent specifically provided to the contrary in the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, each Restricted Stock Award (whether continued by Lydall, assumed or substituted pursuant to Section 8(b)(1)(A)(ii), or converted into consideration remaining subject to restrictions pursuant to Section 8(b)(2)) shall immediately become free from all conditions or restrictions if, on or prior to the 18-month anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with all entities that are part of the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by all entities that are part of the Company or the acquiring or succeeding corporation.

(3)  Effect on Other Stock-Based Awards.  The Plan Administrator may specify in an Award Agreement at the time of grant or otherwise the effect of a Change in Control Event on an Other Stock-Based Award.

9.	General Provisions Applicable to Awards

(a)  Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable (if applicable) only by the Participant; provided, however, that, except with respect to an Incentive Stock Option (unless such Incentive Stock Option is modified to become a Nonqualified Stock Option) or an Award subject to Section 409A of the Code, the Plan Administrator may permit or provide in the applicable Award Agreement for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if Lydall would be eligible to use Form S-8 under the Securities Act for the registration of the sale of the Shares subject to such Award to such proposed transferee; provided further, that neither Lydall nor any Lydall Affiliate shall be required to recognize any such transfer until such time as such transferee shall, as a condition to such transfer, deliver a written instrument in form and substance satisfactory to Lydall confirming that such transferee shall be bound by all of the terms and conditions of the applicable Award Agreement. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 9(a) shall be deemed to restrict a transfer to Lydall or a Lydall Affiliate.

(b)  Documentation.  Each Award Agreement may contain terms and conditions in addition to those specified in the Plan.

(c)  Termination of Status.  The Plan Administrator shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator or guardian, or the legal representative of the Participant’s estate or the legatee of the Participant under the Participant’s will, may exercise rights, or receive any benefits, under an Award.

(d)  Withholding.  The Participant must satisfy all income and employment tax withholding obligations before Lydall or a Lydall Affiliate will deliver stock certificates (or the electronic equivalent thereof) or otherwise recognize ownership of the Shares upon the exercise, vesting, or release from forfeiture of an Award. Lydall or a Lydall Affiliate may elect to satisfy the withholding obligations through additional withholding on salary or wages, and except in those jurisdictions where such election is prohibited by applicable law, by accepting any Award, each Participant acknowledges and agrees to the exercise by Lydall or any Lydall Affiliate of such election. If Lydall or a Lydall Affiliate elects not to or cannot withhold from other compensation, the Participant (either directly or through a broker) must pay to Lydall or a Lydall Affiliate the full amount, if any, required for withholding. If provided for in an Award Agreement or approved by the Plan Administrator, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual physical delivery or by attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value (determined, for purposes of this Section 9(d), as of the date the tax obligation arises instead of the date of grant); provided, however, except as otherwise provided by the Plan Administrator, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)  Amendment of Award.  Except as otherwise provided in Section 5(g) with respect to repricings, Sections 5, 6(b) or 7(b) with respect to the vesting of Awards, Section 9(h) with respect to Section 162(m) Awards or Section 10(e) with respect to actions requiring stockholder approval, the Plan Administrator may amend, modify or terminate any outstanding Award. The Participant’s consent to such action shall be required (i) unless the Plan Administrator determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 8.

(f)  Conditions on Delivery of Stock.  Neither Lydall nor a Lydall Affiliate will be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)  Acceleration.  Except as otherwise provided in Section 5, 6(b), 7(b), or 9(h), the Plan Administrator may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(h)  Section 162(m) Awards.

(1)  Grants.  Grants of Restricted Stock Awards and Other Stock-Based Awards intended to qualify as “performance-based compensation” under Section 162(m) (“Section 162(m) Awards”) may be made under the Plan to any Covered Employee. “Covered Employee” shall mean any person who is, or whom the Section 162(m) Committee (as defined below) determines may be, a “covered employee” under Section 162(m)(3) of the Code. Subject to Section 9(h)(4), no Section 162(m) Awards shall vest prior to the first anniversary of the start of the applicable performance period.

(2)  Section 162(m) Committee.  Grants of Section 162(m) Awards shall be made only by a Committee comprised solely of two or more “outside directors” as defined under Section 162(m) (such Committee, a “Section 162(m) Committee”). To the extent each member of the Company’s Compensation Committee is eligible to serve on a Section 162(m) Committee, the term “Section 162(m) Committee” shall mean the Compensation Committee.

(3)  Performance Measures.  For any Award that is intended to qualify as a Section 162(m) Award, the Section 162(m) Committee shall specify that the granting, vesting and/or payout of such Award shall be subject to the achievement of one or more objective performance measures established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Section 162(m) Committee: net income, operating income, earnings per share, operating cash flow, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, increases in operating margins, reductions in operating expenses, sales, sales growth, earnings on sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, return on assets, return on equity, return on investment, return on invested capital, economic value added, improvement of financial ratings, cost reductions and savings, increase in surplus, productivity improvements, achievement of balance sheet or income statement objectives, customer satisfaction, total stockholder return, gross profit, revenue growth, inventory management, working capital, quality, safety, business development, growth and profitability, manufacturing objectives, market share, negotiating transactions, developing long-term business goals, completion of strategic acquisitions/dispositions, receipt of regulatory approvals, or cash position. Such goals may reflect consolidated Company performance, business unit performance or performance of one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures of Lydall or any Lydall Affiliate; may reflect performance on a per-share basis or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria; and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Section 162(m) Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs, in any case to the extent permitted by Section 162(m). Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (z) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Section 162(m) Awards may be based on these or such other performance measures as the Plan Administrator may determine.

(4)  Adjustments.  Notwithstanding any provision of the Plan, with respect to any Award that is intended to qualify as a Section 162(m) Award, the Section 162(m) Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control (as that term is used and interpreted under Section 162(m)) of Lydall or, if applicable, a Lydall Affiliate.

(5)  Other.  The Section 162(m) Committee shall have the power to impose such other restrictions on Section 162(m) Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of Section 162(m).

10.	Miscellaneous

(a)  Recoupment of Awards.  The Plan Administrator shall have the authority to provide for any or all of the following in any Award Agreement (subject to Section 9(h) with respect to Section 162(m) Awards:

(1)  If the Plan Administrator determines in good faith that a Participant has engaged in fraudulent conduct relating to the Company, then (i) such Participant’s outstanding Awards shall be forfeited and (ii) with respect to the year in which such fraudulent conduct occurred, if such Participant realized any “Economic Value” from an Award that was based on or resulted from such fraudulent conduct, such Participant shall promptly reimburse to the Company such Economic Value.

(2)  Any Award hereunder shall be subject to recoupment as required by the applicable provisions of any law (including without limitation Section 10D of the Exchange Act), government regulation or stock exchange listing requirement (and any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(b)  No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with Lydall or any Lydall Affiliate. Lydall and each Lydall Affiliate expressly reserve the right at any time to dismiss or otherwise terminate their relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement.

(c)  No Rights As Stockholder.  Subject to the provisions of the applicable Award Agreement, no Participant, nor any legal representative of the Participant’s estate or legatee of the Participant under the Participant’s will, shall have any rights as a stockholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares.

(d)  Term of Plan.  No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards granted prior to such expiration may extend beyond that date.

(e)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until Lydall’s stockholders approve such amendment; and (ii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) increasing the number of Shares authorized under the Plan (other than pursuant to Section 8), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan or (D) repealing the prohibition against repricing set forth in Section 5(g) shall be effective unless and until Lydall’s stockholders approve such amendment. To the extent required for purposes of Section 422 of the Code or Section 162(m) of the Code, other amendments to the Plan shall be subject to approval by Lydall’s stockholders. Unless otherwise specified in the applicable amendment, any amendment to the Plan adopted in accordance with this Section 10(e) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Shares) prior to such stockholder approval.

(f)  Authorization of Sub-Plans (Including for Grants to Non-U.S. Employees).  The Plan Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Plan Administrator shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Plan Administrator’s discretion under the Plan as the Plan Administrator deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Plan Administrator shall deem necessary or desirable. All supplements adopted by the Plan Administrator shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction.

(g)  Compliance with Section 409A of the Code.

(1)  Notwithstanding anything else herein, the Company makes no representation or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions thereof.

(2)  Options and other Awards are intended to be exempt from Section 409A of the Code to the maximum extent possible. With respect to any Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any applicable Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(3)  Except as provided in any individual Award Agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by Lydall in accordance with its procedures, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum (without interest) on such New Payment Date, and any remaining payments will be paid on their original schedule. By accepting an Award, each Participant agrees that he or she is bound by the foregoing determinations and procedures.

(4)  Notwithstanding the general authority under Section 8(b)(1)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code, the special rules of this Section 10(g)(4) shall apply. If the Reorganization Event constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) (a “409A Change in Control Event”), assumption or substitution pursuant to Section 8(b)(1)(A)(ii) cannot override the provisions of an Award Agreement that provides for settlement of the Restricted Stock Units upon a 409A Change in Control Event; the Restricted Stock Units shall then instead be settled in accordance with the terms of the applicable Award Agreement. The Plan Administrator may only undertake the actions set forth in clauses (iii), (iv), (v) or (vi) of Section 8(b)(1)(A) if the Reorganization Event constitutes a 409A Change in Control Event and Section 409A of the Code permits or requires such action. If the Reorganization Event is not a 409A Change in Control Event or Section 409A of the Code does not permit or require the proposed action, and if the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (ii) of Section 8(b)(1)(A), then, unless otherwise provided in an Award Agreement or another agreement between Lydall or a Lydall Affiliate and the Participant, the unvested Restricted Stock Units that are subject to Section 409A of the Code shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(h)  Limitations on Liability.  Notwithstanding any other provisions of the Plan, no Plan Administrator nor any individual acting as a director, officer, or employee of Lydall or a Lydall Affiliate will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as Plan Administrator or as a director, officer, or employee of Lydall or a Lydall Affiliate.

(i)  Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

11.	Definitions

(a)  “Award Agreement” means any agreement, contract or other instrument or document (whether written or electronic) evidencing an Award granted under the Plan, which the Company may require to be executed or acknowledged by a Participant.

(b)  “Board” means the Board of Directors of Lydall, Inc.

(c)  “Cause” shall mean:

(1)  an act or acts of dishonesty or fraud by the Participant relating to the performance of his or her services to Lydall or a Lydall Affiliate;

(2)  a breach by the Participant of his duties or responsibilities resulting in significant demonstrable injury to Lydall or a Lydall Affiliate;

(3)  the Participant’s conviction of a felony or any crime involving moral turpitude;

(4)  the Participant’s material failure (other than death or disability) to perform his or her duties or insubordination where the Participant has been given written notice of the acts or omissions constituting such failure or insubordination and the Participant has failed to cure such conduct within ten days following such notice; or

(5)  a breach by the Participant of any material policy of Lydall or a Lydall Affiliate, as applicable, or of any obligations under a confidentiality, non-competition and/or invention ownership agreement executed by the Participant with Lydall or a Lydall Affiliate.

(d)  “Change in Control Event” shall mean the occurrence, after the Effective Date, of any of the following events:

(1)  a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Commission pursuant to the Exchange Act and that report discloses that any person or persons acting together which would constitute a group (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than Lydall (or one of its subsidiaries) or any employee benefit plan sponsored by Lydall (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding voting stock of Lydall;

(2)  any person or persons acting together which would constitute a group (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act), other than Lydall (or one of its subsidiaries) or any employee benefit plan sponsored by Lydall (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any voting stock of Lydall (or any securities convertible into voting stock of Lydall) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding voting stock of Lydall;

(3)  the consummation of: (i) a merger, consolidation or reorganization of Lydall with or into any other person if, as a result of such merger, consolidation or reorganization, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such merger, consolidation or reorganization is held in the aggregate by the holders of voting stock of Lydall immediately prior to such merger, consolidation or reorganization; (ii) any sale, lease, exchange or other transfer of all or substantially all of the assets of Lydall and its consolidated subsidiaries to any other person if, as a result of such sale, lease, exchange or other transfer, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such sale, lease, exchange or transfer is held in the aggregate by the holders of voting stock of Lydall immediately prior to such sale, lease, exchange or other transfer; or (iii) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of Lydall;

(4)  the dissolution or complete liquidation of Lydall; or

(5)  during any period of twelve consecutive months, the individuals who at the beginning of that period constituted the Board shall cease for any reason to constitute a majority of the Board, unless the election, or the nomination for election by Lydall’s stockholders, of each director of Lydall first elected during such period was approved by a vote of at least a majority of the directors of Lydall then still in office who were directors of Lydall at the beginning of such period.

(e)  “Code” means the Internal Revenue Code of 1986 and any regulations thereunder, each as amended from time to time.

(f)  “Commission” means the U.S. Securities and Exchange Commission.

(g)  “Committee” means (i) the Compensation Committee of the Board or (ii) any other committee or subcommittee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such committee or subcommittee by the Board or by the Compensation Committee of the Board.

(h)  “Company” means collectively Lydall and each Lydall Affiliate at the relevant applicable time.

(i)  “Delaware Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

(j)  “Economic Value” means, unless otherwise provided by the Plan Administrator with respect to any particular Award, the amount reportable by the Participant as taxable compensation for federal income tax purposes with respect to such Award (other than Incentive Stock Options) or, in the case of an Incentive Stock Option, the amount that would have been reportable by the Participant as taxable compensation for federal income tax purposes with respect to such award if such Incentive Stock Option had been a Nonqualified Stock Option.

(k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)  “Fair Market Value” means the fair market value per share of Common Stock, determined as follows:

(1)  if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of determination; or

(2)  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) (or another similar system then in use as determined by the Plan Administrator) on the date of determination; or

(3)  if the Common Stock is not publicly traded, the Plan Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Plan Administrator may expressly determine otherwise.

For any date of determination that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Plan Administrator can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

(m)  “Good Reason” shall mean, without the Participant’s consent:

(1)  a significant reduction in the scope of the Participant’s authority, functions, duties or responsibilities from and after the Change in Control Event; provided that a change in scope solely as a result of Lydall no longer being public or becoming a subsidiary of another corporation shall not constitute Good Reason;

(2)  any material reduction in the Participant’s base compensation from and after the Change in Control Event, other than an across-the-board reduction affecting substantially all employees of the Company on substantially the same proportional basis; or

(3)  the relocation of the Participant’s office location to a location more than 50 miles away from the Participant’s then current principal place of employment prior to the Change in Control Event, unless, with respect to Participants not assigned to the corporate headquarters of Lydall, such relocation is within 50 miles of the corporate headquarters of Lydall.

(n)  “Incentive Stock Option” means an Option that the Plan Administrator designates as an “incentive stock option” as defined in Section 422 of the Code.

(o)  “Lydall Affiliate” means (i) any of Lydall’s present or future parent or subsidiary corporations (as defined in Sections 424(e) or (f) of the Code) during the time that such parent or subsidiary corporation satisfies such definition and (ii) any other business venture (including, without limitation, joint venture or limited liability company) in which Lydall has a direct or indirect controlling interest, as determined from time to time by the Plan Administrator.

(p)  “Lydall Affiliates” means collectively each Lydall Affiliate at the relevant applicable time.

(q)  “Non-Employee Director” means a director of Lydall who is not an employee of Lydall or a Lydall Affiliate.

(r)  “Nonqualified Stock Option” means an Option that is not designated as an Incentive Stock Option.

(s)  “NYSE” means the New York Stock Exchange.

(t)  “NYSE Listed Company Manual” means the NYSE Listed Company Manual, as amended from time to time, and any successor rule or regulation.

(u)  “Reorganization Event” means: (a) any merger or consolidation as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or are cancelled, (b) any transfer or disposition of all or substantially all of the outstanding Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (c) any dissolution or complete liquidation of Lydall, or (d) a Change in Control Event.

(v)  “Section 162(m)” means Section 162(m) of the Code.

(w)  “Securities Act” means the Securities Act of 1933, as amended from time to time.

(x)  “Share” means a share of Common Stock.

Lydall

LYDALL, INC.
ONE COLONIAL ROAD
POST OFFICE BOX 151
MANCHSTER, CT 06045-0151ERIKA H. TURNER

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

01 Dale G. Barnhart 02 Kathleen Burdett 03 W. Leslie Duffy, Esq. 04 Matthew T. Farrell 05 Marc T. Giles
06 William D. Gurley 07 Suzanne Hammett 08 S. Carl Soderstrom, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	To approve the Lydall 2012 Stock Incentive Plan.	☐	☐	☐
3	To approve, by non-binding vote, executive compensation.	☐	☐	☐
4	Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2012	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000129567_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

LYDALL, INC.
Annual Meeting of Stockholders
April 27, 2012
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kathleen Burdett, W. Leslie Duffy, and Dale G. Barnhart, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lydall, Inc. to be held at the Hilton Hartford, Connecticut Salon B, 315 Trumbull St., Hartford, Connecticut on April 27, 2012, at 9:00 A.M. Eastern Time and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement and instructs its attorneys and proxies to vote as set forth on this Proxy, and in their discretion, on any other matters properly coming before this meeting.

The shares represented by this Proxy will be voted as specified. **If no choice is specified, the proxy will be voted "FOR" the nominees for the Board of Directors named in the proxy, "FOR" the approval of the Lydall 2012 Stock Incentive Plan, "FOR" the advisory vote on executive compensation and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.**

THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE THESE SHARES VOTED.

0000129567_2 R1.0.0.11699

Continued and to be signed on reverse side